REGISTRATION NO. ____-______

      SECURITIES AND EXCHANGE COMMISSION
            Washington, D.C. 20549


                  Form SB - 2
            REGISTRATION STATEMENT
                     Under
          THE SECURITIES ACT OF 1933

    PARAGON POLARIS STRATAGIES.COM INC.INC.
     (Exact name of registrant as specified in its charter)

Nevada             0273                       76-0609444
(State or other  (Primary Standard            (IRS Employer
jurisdiction of  Classification Code Number)  Identification No.)
incorporation or
organization)


 404 Scott Point Drive, Salt Spring Island, BC
                V8K 2R2 Canada
                (250) 537-5732
  (Address, including zip code, and telephone
         number, including area code,
 of registrants principal executive offices)

Agent for Service:                           With a Copy to:
Inge L.E. Kerster                            Arthur J. Frost
PARAGON POLARIS
STRATAGIES.COM INC.                           Arthur J. Frost Ltd.
404 Scott Point Drive                         7549 West Heatherbrae Drive
Salt Spring Island, BC
V8K 2R2 Canada                                 Phoenix, AZ 85033
(250) 537-5732
                                                (623) 849-2050
(Name, address, including zip code, and
telephone number, including area code,
of agent for service)

          Approximate date of commencement of
          proposed sale to the public:
          As soon as practicable after the
          effective date of this Registration
          Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [x]

     If this Form is filed to register
additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


     CALCULATION OF REGISTRATION FEE

Title of each   Amount      Proposed  Proposed       Amount of
CLass of        to be       Maximum   Maximum        Registration
securities to   registered  Offering  Aggregate      Fee
be                          price     Offering price
registered                  per unit


Comman stock    3000000     .20 per   600000         168
                shares      shares


No exchange or over-the-counter market
exists for PARAGON POLARIS STRATAGIES.COM
INC.common stock. The average price paid for PARAGON POLARIS STRATAGIES.COM INC.common stock was $.0004 per share. .

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities
Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.


WE WILL AMEND AND COMPLETE THE INFORMATION IN
THIS PROSPECTUS. ALTHOUGH WE ARE PERMITTED BY
US FEDERAL SECURITIES LAW TO OFFER THESE
SECURITIES USING THIS PROSPECTUS, WE MAY NOT
SELL THEM OR ACCEPT YOUR OFFER TO BUY THEM
UNTIL THE DOCUMENTATION FILED WITH THE SEC
RELATING TO THESE SECURITIES HAS BEEN DECLARED
EFFECTIVE BY THE SEC. THIS PROSPECTUS IS NOT AN
OFFER TO SELL THESE SECURITIES OR OUR
SOLICITATION OF YOUR OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THAT WOULD
NOT BE PERMITTED OR LEGAL.





SUBJECT TO COMPLETION

                  Prospectus
                March 10, 2000


    PARAGON POLARIS STRATAGIES.COM INC.INC.
 404 Scott Point drive, Salt Spring Island, BC
                V8K 2R2 Canada

        3,000,000 Shares of Common Stock
  to be sold by the registrant as issuer and
             current shareholders

This is the initial public offering of common stock of PARAGON POLARIS STRATAGIES.COM
INC.INC. and no public market currently exists for shares of PARAGON POLARIS STRATAGIES.COM
INC.INC. common stock. Only a portion of the proceeds from the sale of stock in this offering will be available to PARAGON POLARIS
STRATAGIES.COM INC.INC. This prospectus is part of a registration statement that permits selling shareholders to sell their shares on a continuous or delayed basis in the future and permits PARAGON POLARIS STRATAGIES.COM INC.INC.
to offer for sale up to two million shares of its common stock on a "self-underwritten" best efforts basis. The most recent sale of PARAGON
POLARIS STRATAGIES.COM INC. common stock in October, 1999 at a price of $0.001 per share.

This is a self-underwritten offering, and PARAGON POLARIS STRATAGIES.COM. INC.
stock is not listed on any national securities exchange or the NASDQ Stock Market.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
SEE RISK FACTORS BEGINNING ON PAGE 1.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities.
Any representation to the contrary is a
criminal offense.


PART I


     SUMMARY INFORMATION AND RISK FACTORS.


Description of Business

PARAGON POLARIS STRATAGIES.COM INC. was
incorporated under the laws of the State of Nevada on May 27, 1999, and is in the early developmental and promotional stages. To date, PARAGON POLARIS STRATAGIES.COM INC. only activities have been organizational, directed at acquiring its principal asset, raising its initial capital and developing its business plan. PARAGON POLARIS STRATAGIES.COM INC. has not commenced commercial operations. PARAGON
POLARIS STRATAGIES.COM INC. has no full time employees and owns no real estate.

On April 5, 1999 PARAGON POLARIS STRATAGIES.COM
INC. acquired from David R. Mortenson &
Associates of Alvin, Texas, the rights to distribute and produce, in the states of Idaho and Oregon, an oxygen enriched water product for fish farming, aquaculture, mariculture, the husbandry of poultry, and for remediating animal waste from dairies, feedlots of all kinds, and for other similar uses. Mortenson acquired these rights from the inventors of the product, N. W. Technologies, INC. under a distribution agreement. Subsequently, the underlying contract granting David R. Mortenson
& Associates rights to the technology came into dispute.

While not in any way desiring to withdraw or void the above-mentioned assignment, David R.
Mortenson & Associates has agreed to grant additional rights to PARAGON POLARIS
STRATAGIES.COM. INC.  These rights will enable
PARAGON POLARIS STRATAGIES.COM INC. to develop and implement a business plan.

David R. Mortenson and Associates is the holder of certain rights, obtained from
Vitamineralherb.com Corp. (Vita), to an
Internet system for the marketing of vitamins, minerals nutritional supplements and other health and fitness products. DRM has granted
PARAGON POLARIS STRATAGIES.COM INC. he
exclusive rights to market all Vita products to various health and fitness practitioners for the States of Idaho and Oregon.

Background

In recent years, the concept of a "virtual store" has been realized with giants such as Amazon.com and others. These virtual stores allow the freedom to shop at home, remain anonymous, enjoy complete privacy, and have goods delivered to your home or business with a minimum of effort and a maximum of convenience.
Many individuals and other concerns have the desire to establish a virtual store but lack the knowledge, training and significant funding needed. Vitamineralherb.com Corp., through its licensing and sub-licensing agreements has established a virtual store that is designed to be operated by those individuals and other concerns, mentioned above. In addition to marketing to its home territory of California, will offer territories for their concept to others in a turnkey package.

The business is designed to market high quality low cost vitamins, herbs, and health supplements to health and fitness professionals for sale to their clients. PARAGON POLARIS
STRATAGIES.COM INC. has identified an average of 6,000 target health and fitness practitioners for each of the territories that will be sold. It is the Vita's belief that the number of target customers is probably four times the number currently identified.

Each territory license holder will sell, or hire salesmen to sell, the concept to the health and fitness owners. When these fitness professionals sign up, they are assigned a number by PARAGON POLARIS STRATAGIES.COM INC.
Web site that identifies them by territory, sales person, and their business names, address, etc. All products are then ordered directly from Vita's Website and paid for with a credit card, E-check, or debit card. All financial transactions are handled under contract by ATS, an Internet clearing bank and all products are shipped directly to the practitioner by the various suppliers. The practitioner may have his name, address and telephone number added to the label for a slight additional cost or private, custom labeling, exclusive to the practitioner, is available at a small additional charge. Vita's software tracks all sales and at month end E-mails a detailed report including sales commissions, and by E-transfer forwards the amounts due the license holder. Vita retains
10% of all sales for overhead, and charges the owner a $500 fee annually for web-site maintenance.

While a specific territory is granted, this is not a franchise and the owner may sell other goods or services.

Vita will constantly seek new products and services and offer these to the territorial licensees and their clients.

Vita believes that this offers an opportunity to participate in the greatest marketing revolution in recent history so individuals and companies that heretofore could not participate. By eliminating the need for the owner of the business to develop products and inventory them, and by eliminating the need to develop a website, credit card processors and fulfillment and delivery systems, the license holder can focus on marketing.

Markets

Many family physicians are realizing the value of "wellness" in their practice. They are recognizing the value of preventative measures and certain other treatments and techniques long advocated by practitioners of
"alternative" medicine.  In addition,
naturopaths, chiropractors, massage therapists, acupuncturists, health /aerobic centers are potential customers as well as private individuals who may want a full or part time means of generating income.


Risk Factors

Risk factors affecting operating results

The future success of PARAGON POLARIS
STRATAGIES.COM INC. depends on a number of factors, many of which are beyond its control.
These factors include the costs associated with new customer acquisition and retention, capital expenditures and other costs relating to expansion of operations, the timing of new product and service announcements. Changes in the pricing policies of PARAGON POLARIS
STRATAGIES.COM INC. and those of its
competitors; market acceptance of new and enhanced versions of marketing policies; market acceptance of new and enhanced versions of PARAGON POLARIS STRATAGIES.COM INC. products and services; changes in operating expenses;
changes in strategy; personnel changes; the introduction of alternative technologies; the effect of potential acquisitions; increased competition in current and prospective markets and other general economic factors.

Operating results of PARAGON POLARIS
STRATAGIES.COM, cash flows and liquidity may fluctuate significantly in the future.
Revenues depend on its ability to attract and retain customers. PARAGON POLARIS
STRATAGIES.COM INC. expense levels will be based, in part, on its expectations as to future revenues. Furthermore, PARAGON POLARIS
STRATAGIES.COM INC. operations could often require expense expenditures in advance. The result could be trailing revenues. To the extent that revenues are below expectations, PARAGON POLARIS STRATAGIES.COM INC. may be unable or unwilling to reduce expenses proportionately, and operating results, cash flow and liquidity are likely to be adversely affected. To remain competitive from a pricing standpoint, PARAGON POLARIS STRATAGIES.COM INC.
may not be able to increase prices to match increasing expenses and therefore, could experience deteriorating markup margins or experience losses.

Technology trends

The health supplement and herbal market is continually changing and new products must be offered regularly to keep customer interest.
Various suppliers and the media are constantly searching for a now product that will give them at least a temporary market advantage. The vitamin/herbal supplement market relies on certain standard supplement products, but can be fickle as to type of capsule, dosage, and overall usage of even these standard products.
Credibility as to pricing is also a factor. In some cases too low a price is almost as negative as too high a price. A balance must be struck in order to maintain volume and markup margin.

Opposition by mainstream medicine and negative media reports
Additionally, there is the constant pressure of mainstream medicine, represented by agencies such as the American Medical Association, American Cancer Association, and various interests in the insurance industry. These organizations have excellent access to the media and could result in negative publicity about the effectiveness of health supplements.
These organizations could see dollars spent on alternative health products and services as contrary to their interests. On the other hand, the media is constantly seeking attention-getting stories to draw readership/viewers.
The medical organizations constantly lobby
Government at all levels for greater control and stricter regulations of the manufacture and distribution of health supplements. Should they be successful in the imposition of new, stricter rules, particularly in methods of distribution (i.e. all vitamins and other supplements must be purchased through licensed pharmacies) the results could be catastrophic for PARAGON POLARIS STRATAGIES.COM.

PARAGON POLARIS STRATAGIES.COM INC. may not have the ability to react to technology changes in a timely manner

The market for Internet access and E-commerce is characterized by rapidly changing technology, evolving industry standards, changes in customer needs and frequent new service introductions. The future success of PARAGON POLARIS STRATAGIES.COM INC. will depend, in part, on its ability to use leading technologies effectively; to continue to develop its technical expertise and that of its out-source contractor; to enhance its existing services and develop new services to meet changing customer needs on a timely and cost-effective basis.

There can be no assurance that PARAGON POLARIS
STRATAGIES.COM INC. will be successful in using new technologies effectively, developing new services or enhancing existing services on a timely basis or that such new technologies or enhancements will achieve market acceptance.

Although PARAGON POLARIS STRATAGIES.COM INC.
intends to support emerging standards in the market for Internet services, there can be no assurance that industry standards will be established. If such standards become established, there is no assurance that PARAGON
POLARIS STRATAGIES.COM INC. will be able to conform to these new standards in a timely fashion and maintain a competitive position in the market. In addition, there can be no assurance that services or technologies developed by others will not render PARAGON
POLARIS STRATAGIES.COM INC. services or
technologies noncompetitive or obsolete.

Dependence on Telecommunications Carriers &
Other Suppliers

PARAGON POLARIS STRATAGIES.COM INC. will rely on local telephone companies and other companies to provide data communications capacity through their facilities. PARAGON
POLARIS STRATAGIES.COM INC. may experience technical disruptions or capacity constraints in these services and may not have the means to remedy these problems on a timely basis or at all. These occurrences could result in an interruption of the business of PARAGON POLARIS
STRATAGIES.COM INC. and adversely effect its profit, if any.

In addition, the inability or unwillingness of any third-party to provide POP (Point of Presence) access to PARAGON POLARIS
STRATAGIES.COM INC. members or PARAGON POLARIS
STRATAGIES.COM INC. inability to secure
alternative POP arrangements upon partial or complete termination of a third-party network provider agreement or other loss of access to such POPs could significantly limit PARAGON
POLARIS STRATAGIES.COM INC. ability to provide
Internet access to its members and could limit
PARAGON POLARIS STRATAGIES.COM INC. ability to expand to new markets, which could, in turn, have a material adverse effect on PARAGON
POLARIS STRATAGIES.COM INC. business, financial condition and results of operations.

There can be no assurance that, if access to one or more Virtual POPs is lost, any alternative arrangements will be available, or, if available, that such arrangements will be on terms acceptable to PARAGON POLARIS
STRATAGIES.COM.

While third-party providers are contractually obligated to provide commercially reliable service to PARAGON POLARIS STRATAGIES.COM INC.
members with a significant assurance of
accessibility to the Internet, there can be no assurance that such services or Internet access will meet the requirements of PARAGON POLARIS
STRATAGIES.COM, which could materially
adversely affect volume of business, results from operations and financial condition.


PARAGON POLARIS STRATAGIES.COM INC. operations and services will be dependent on the extent to which its equipment or that of its third-party providers (over which it has no direct control) is protected against damage from fire, earthquakes, power loss, system failures or similar events. In addition, failure of telecommunications providers to provide the required data transmission capacity for any reason could cause interruptions in the services provided by PARAGON POLARIS
STRATAGIES.COM.

Growth strategy and potential acquisitions

There can be no assurance that PARAGON POLARIS
STRATAGIES.COM INC. will be successful in implementing its growth strategy, and any failure could have a materially adverse effect on PARAGON POLARIS STRATAGIES.COM INC.
business, financial condition and results of operations.

One component of its growth strategy; the possible strategic acquisition of similar businesses, involves certain risks, including, among others, the difficulty in assimilating operations and personnel; the potential disruption of ongoing business at the time of acquisition; the possible inability of management to maximize the financial and strategic position of PARAGON POLARIS
STRATAGIES.COM INC. after acquisition; the risks entering markets in which PARAGON POLARIS
STRATAGIES.COM INC. has little or no direct prior experience and potential impairment of relationships with employees and customers as a result of changes in management.

In addition, any such transaction could
materially adversely affect PARAGON POLARIS
STRATAGIES.COM INC. operating results due to dilution due to issuance of equity securities, the incurring of additional debt and the amortization of expenses related to goodwill and other intangible assets, if any.

Competition

The market for Internet access to individuals is extremely competitive and highly fragmented.
There are no substantial barriers to entry, and PARAGON POLARIS STRATAGIES.COM INC. expects that competition will continue to intensify.
PARAGON POLARIS STRATAGIES.COM INC. believes that the primary competitive factors determining the success in this market are a reputation for reliability and service, effective customer support, pricing, creative marketing, easy-to-use software and geographic coverage.

Other important factors include the timing of introductions of new products, industry and general economic trends. There can be no assurance that PARAGON POLARIS STRATAGIES.COM
INC. will be able to compete successfully against current or future competitors or that competitive pressures faced by PARAGON POLARIS
STRATAGIES.COM INC. will not materially
adversely affect its business, financial condition and results of operations.
Competitors could include many larger companies that may have substantially greater market presence and financial, technical, marketing and other resources than PARAGON POLARIS
STRATAGIES.COM.


Dependence on and ability to attract key personnel

PARAGON POLARIS STRATAGIES.COM INC. success depends, in part, upon the efforts of its founders and current officers and directors.
Senior management and technical, marketing and sales personnel could be needed in the reasonable near future. The success of PARAGON
POLARIS STRATAGIES.COM INC. also depends on its ability to attract and retain this highly qualified management, technical, marketing and sales personnel. The inability to attract qualified personnel could materially adversely affect PARAGON POLARIS STRATAGIES.COM INC.
business, financial condition and results of operations.

Security Risks

PARAGON POLARIS STRATAGIES.COM INC. network infrastructure may be vulnerable to computer viruses, hacking or similar disruptive problems caused by customers, connected Internet sites, the interconnecting networks and the various telephone networks. Computer viruses or problems caused by third parties could lead to interruptions, delays or cessation in service to PARAGON POLARIS STRATAGIES.COM INC. members and customers.

Although PARAGON POLARIS STRATAGIES.COM INC.
will implement and maintain security measures to prevent any of the problems mentioned above, such measures have been circumvented in the past. There can be no assurance that measures implemented by PARAGON POLARIS STRATAGIES.COM
INC. will not be circumvented in the future.

Management currently on an as-needed basis

The rapid execution necessary for PARAGON
POLARIS STRATAGIES.COM INC. to fully exploit the market for its services requires an effective planning and management process.
PARAGON POLARIS STRATAGIES.COM INC. growth may place a significant strain on PARAGON POLARIS
STRATAGIES.COM INC. managerial, operational and financial resources.

The present officers and directors of PARAGON
POLARIS STRATAGIES.COM INC. are currently
acting on an "as needed" basis.  One or more
may become involved full-time as the business
plan of PARAGON POLARIS STRATAGIES.COM INC. is
implemented.   PARAGON POLARIS STRATAGIES.COM
INC. has no employment contracts with any officer or director. All have other business interests and occupations and there can be no assurance that one or all would be available on a full-time basis. Non-availability of these key people could have a delaying effect on the implementation of the PARAGON POLARIS
STRATAGIES.COM INC. business plan, a drain on financial resources and an adverse effect on price of the common stock.

In order to effectively manage its operations, PARAGON POLARIS STRATAGIES.COM INC. will be required to continue to implement and improve its operational, financial, and management information systems and to identify, attract, train, integrate and retain qualified personnel. These demands will probably require the addition of new management personnel and the development of additional expertise by existing management.

New and Uncertain Market

The market for Internet accessible vitamin, health, and nutritional products and related services and products is in an early stage growth. The success of PARAGON POLARIS
STRATAGIES.COM INC. will depend upon the continuing development and expansion of the Internet and the market for Internet goods and services. If demand for Internet goods and services fails to continue to grow, or grows more slowly than anticipated or becomes saturated with competitors, the volume of business, operating results and financial condition of PARAGON POLARIS STRATAGIES.COM
INC. may be materially adversely affected.

Conversely, to the extent that the Internet continues to experience significant growth in number of users and level of use, there can be no assurance that the Internet infrastructure will be able to support the demands placed on it by such growth.

Potential Liability

PARAGON POLARIS STRATAGIES.COM INC. has limited or no control over its customers' use of health and vitamin supplements after the sale. In addition, PARAGON POLARIS STRATAGIES.COM INC.
has little control over the online practices and the information passed through or stored on its systems by its customers or members. The law relating to the liability of Internet access providers and online services companies for incorrect use of the Internet and information carried on or disseminated through their networks is unsettled. Although PARAGON
POLARIS STRATAGIES.COM INC. does not plan to actively monitor the content of its customers'
Internet transmissions, there can be no
assurance that PARAGON POLARIS STRATAGIES.COM
INC. would not be considered to have knowledge of such content. Nor can there be any assurance if PARAGON POLARIS STRATAGIES.COM
INC. were to be prosecuted that any defenses to liability would be applicable.

Government Regulations

Internet-related regulatory policies are continuing to develop, and it is possible that PARAGON POLARIS STRATAGIES.COM INC. could be exposed to regulation in the future. Due to the increasing popularity and use of the Internet, it is possible that additional federal, state or other laws and regulations may be adopted. These could cover issues such as content, privacy, encryption standards, consumer protection, electronic commerce, taxation, copyright infringement and other intellectual property issues.

Need for Additional Capital

PARAGON POLARIS STRATAGIES.COM INC. has
insufficient capital to fully implement its business plan; to respond to unanticipated technological developments or competitive pressures or to take advantage of unanticipated opportunities, such as special marketing programs, the development of new services or larger than anticipated acquisitions of complimentary businesses. The success of the establishing the business, creation of sales and follow-up service depends upon an injection of new capital through this offering of the securities of PARAGON POLARIS
STRATAGIES.COM. INC. No other source of capital has been approached and if this offering is not at least partially successful, there can be no assurance that other sources are available or, if available, capital can be obtained on terms and conditions that are acceptable to PARAGON POLARIS STRATAGIES.COM.
INC. Further, any such financing may be upon terms that result in dilution of the shares currently held by PARAGON POLARIS
STRATAGIES.COM INC. shareholders.

Risks Related to the Securities Market

PARAGON POLARIS STRATAGIES.COM INC. common stock has no prior market, and prices may decline after the effectiveness of this prospectus and subsequent resale of shares by selling shareholders.

There is no public market for the common stock of PARAGON POLARIS STRATAGIES.COM INC. and no assurance can be given that a market will develop or that any shareholder will be able to liquidate his investment without considerable delay, if at all. The trading market price of the common stock may decline below the price at which it was sold by PARAGON POLARIS
STRATAGIES.COM INC. and selling stockholder(s).
If a market should develop, the price may be highly volatile. In addition, an active public market for the common stock of PARAGON POLARIS
STRATAGIES.COM INC. may not develop or be sustained. If PARAGON POLARIS STRATAGIES.COM
INC. and selling stockholders sell substantial amounts of common stock through this offering or in a public market (should one develop), the market price of its common stock could fall. Factors such as those discussed in this Risk Factors section may have a significant impact on the market price of the securities of PARAGON POLARIS STRATAGIES.COM.

Owing to the low price of the securities many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in the common stock of PARAGON
POLARIS STRATAGIES.COM INC., the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for loans. Thus, a purchaser may be unable to sell or otherwise realize the value invested in PARAGON POLARIS
STRATAGIES.COM INC. stock.

The securities of PARAGON POLARIS
STRATAGIES.COM, when available for trading, will be subject to the Securities and Exchange
Commission rule that imposes special sales practice requirements upon broker-dealers that sell such securities to other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets exceeding $5,000,000 or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000
(or that, combined with a spouses income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchasers written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of purchasers of PARAGON POLARIS STRATAGIES.COM INC. securities to buy or sell in any market that may develop.

Investors may face significant restrictions on the resale of PARAGON POLARIS STRATAGIES.COM
INC. stock due to state and federal laws and regulations

Because the securities of PARAGON POLARIS
STRATAGIES.COM INC. have not been registered for resale under the blue sky laws of any state, the holders of such shares and those persons desiring to purchase them in any trading market that may develop in the future should be aware that there may be significant state blue sky law restrictions on the ability of investors to sell and on purchasers to buy its securities. Accordingly, investors should consider the secondary market for PARAGON
POLARIS STRATAGIES.COM INC. securities to be a limited one. Investors may be unable to resell their stock without the significant expense of state registration or qualification.

In addition, the Securities and Exchange
Commission has adopted a number of rules to regulate penny stocks. Such rules include
Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-
5, 15g-6 and 15g-7 under the Securities and Exchange Act of 1934. Because its securities may constitute penny stock within the meaning of the rules, the rules would apply to PARAGON
POLARIS STRATAGIES.COM INC. and its securities.
The rules may further affect the ability of owners of PARAGON POLARIS STRATAGIES.COM INC.
shares to sell their securities in any market that may develop for them.

Shareholders should be aware that, according to the Securities and Exchange Commission Release
No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
(iii) boiler room practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
(iv) excessive and undisclosed bid-ask
differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Management of PARAGON POLARIS STRATAGIES.COM
INC. believes it has described above all material risks known to it at this time.


       USE OF PROCEEDS

Legal Fees
$30,000.00
Accounting
10,000.00
Electronic filing and printing
5,000.00
Start up costs (office equipment, telephone
System, computers and software
60,000.00
Working Capital
95,000.00*

Total 200,000.00

*  Assumes offering is fully subscribed to.
Working capital figure will adjusted downward in the event all or any part of the offering is sold through a Broker/Dealer or total offering is not subscribed to.


     DETERMINATION OF OFFERING PRICE

     The offering price of this issue was set in a purely arbitrary manner. PARAGON POLARIS
STRATAGIES.COM INC. determined the amount of money needed to fully implement its plan of business; added a contingency amount; allowed for printing, legal and accounting costs and possible commissions if a Broker/Dealer should become involved with the sale to the public of this issue. Management also took into account the resultant number of shares in the "float", i.e. the number of shares available to be traded. The final consideration was the perceived market capitalization (the theoretical total worth of the shares of PARAGON POLARIS STRATAGIES.COM INC. if they were all sold at a specific price at the same time).

     A portion of this offering is solely for the purpose of allowing some shareholders of PARAGON POLARIS STRATAGIES.COM INC. to sell their stock. The selling shareholders may sell their shares when the registration statement becomes effective, or they may elect to sell some or all of their shares at a later date.
In every case, selling shareholders are likely to show a large gain should they sell their shares at a price at or near the offering price. Should they decide to sell their shares unintentionally at the same time, the result could well be an over - supply of stock on the market resulting in a decrease in the share price.


     DILUTION

     PARAGON POLARIS STRATAGIES.COM, prior to this offering has 5,000,000 shares of stock issued and outstanding. 510,000 shares of this amount are being qualified for sale as part of this registration statement. If the total offering is subscribed to the total net assets of PARAGON POLARIS STRATAGIES.COM INC. would be a maximum of $202,000 (without commission or expenses being deducted). This amount divided by 6,000,000 shares establishes the maximum book value of $ 0.0337 per share, a figure considerably lower than the price paid by subscribers to this offering. Prospective investors should pay careful consideration the above facts.

      A portion of this offering is for sales
of stock by existing PARAGON POLARIS
STRATAGIES.COM INC. shareholders on a
continuous or delayed basis in the future.
Sales of common stock by shareholders will not result in any substantial change to the net tangible book value per share before and after the distribution of shares by the selling shareholders. There will be no change in net tangible book value per share attributable to cash payments made by purchasers of the shares being offered.

     Prospective investors should be aware,
however, that the price of the shares of
PARAGON POLARIS STRATAGIES.COM INC. might not
bear any direct relationship to net tangible
book value per share.  The price received by
selling stockholders and paid by purchasing
investors will be determined by supply and
demand.  If the demand for the common stock of
exceeds the available supply, the price will
tend to go up.  Conversely, if the supply
exceeds the demand, the price will tend to go
down.   In both of the above cases the change
in price may have no relation to the book value of PARAGON POLARIS STRATAGIES.COM INC. or its profitability or lack thereof.


     SELLING SECURITY HOLDERS

     The following are the shareholders for
whose accounts the shares are being offered;
the amount of securities owned by such
shareholder prior to this offering; the amount to be offered for such shareholders account;
and the amount to be owned by such shareholder following completion of the offering:

                                            No.      Percent
               Position    Number  Number   of       After
Name           with        of      of       Shares   Sale
               Company     Shares  Shares
                           Owned   Offered  After
                                            Sale

Brian J.       None        200,000 200,000  -0-      -0-
OShaughnessy
Marie M.       None        200,000 200,000  -0-      -0-
Charles
Roy Donovan    None        200,000 200,000  -0-     -0-
Hinton Jr
Jerald L.      None        200,000 200,000  -0-     -0-
Woods
David R.       None        200,000 200,000  -0-     -0-
Mortenson
Darren Quan    None        200,000 200,000  -0-     -0-
Georrge R.     None        200,000 200,000  -0-     -0-
Quan
Marsha Quan    None        200,000 200,000  -0-     -0-
Greg Schalje   None        200,000 200,000  -0--    -0-
Andrew Burney  None        200,000 200,000  -0-     -0-




PLAN OF DISTRIBUTION

This is a self - underwritten offering. This prospectus is part of a registration statement that permits the Officers and Directors of PARAGON POLARIS STRATAGIES.COM INC. to sell directly to the public, with no commission or other remuneration payable. At the discretion of the Board of Directors of PARAGON POLARIS
STRATAGIES.COM INC. an underwriting contract may be entered into with one or more
Broker/Dealers on a "best efforts" or firm basis. In this case, commissions and expenses within the guidelines of the NASD would be negotiated.

This prospectus is also part of a registration statement that enables selling shareholders to sell their shares on a continuous or delayed basis in the future. Selling shareholders may sell their shares to the public when the registration statement becomes effective, or they may elect to sell some or all of their shares at a later date. PARAGON POLARIS
STRATAGIES.COM INC. has not committed to keep the registration statement effective for any set period of time.

While the registration statement is effective, selling shareholders may sell their shares directly to the public, without the aid of a broker or dealer, or they may sell their shares through a broker or dealer if the stock of PARAGON POLARIS STRATAGIES.COM INC. is authorized for inclusion on the OTC bulletin board or any other exchange or quotation service.. Any commission, fee or other compensation of a broker or dealer would depend on the brokers or dealers involved in the transaction.

No public market currently exists for shares of PARAGON POLARIS STRATAGIES.COM INC. common stock. PARAGON POLARIS STRATAGIES.COM INC.
intends to apply to have its shares traded on the NASD OTC Bulletin Board.


     LEGAL PROCEEDINGS.

To the best of the knowledge of PARAGON POLARIS
STRATAGIES.COM, no legal proceedings have been or are currently being undertaken for or against PARAGON POLARIS STRATAGIES.COM INC. nor is any contemplated


     DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
     AND CONTROL PERSONS.

The directors and executive officers currently serving PARAGON POLARIS STRATAGIES.COM INC. are as follows:

Name               Age      Positions Held and Tenure

Robert Foo          49             President and
                                   Director since
                                   December, 1999
Samuel Lau          32             Secretary/Treasurer and
                                   Director
                                   since
                                   December, 1999


The directors named above will serve until the
                         first annual meeting of
                         the stockholders of
                         PARAGON POLARIS
 STRATAGIES.COM INC. stockholders.  Thereafter,
                         directors will be
                         elected for one-year
                         terms at the annual
 stockholders' meeting.  Officers  will hold
                         their positions at the
                         pleasure of the board
                         of directors, absent
                         any
 employment agreement, of which none currently
                         exists or is
                         contemplated.  There is
                         no arrangement or
                         understanding
 between the directors and officers of  PARAGON
                         POLARIS STRATAGIES.COM
                         INC. and any other
                         person
 pursuant to which any director or officer was
                         to be selected as a
                         Director or Officer.

Biographical information

Robert Foo.  Robert Foo, a native of Malaysia
                         and a Canadian Citizen,
                         is the President and a
                         Director of PARAGON
 POLARIS STRATAGIES.COM INC. In 1975 he
                         graduated from Southern
                         Alberta Institute of
                         Technology with a
 degree in Business Administration.  From 1975
                         to 1977 Mr. Foo was in
                         the management program
                         of the Dennys
 Restaurant chain.  From 1977 through 1980 he
                         was a sale agent for
                         The Metropolitan Life
                         Insurance Company.
                         From
 1980 to 1986 he was a sales representative of
                         Seaboard Life
                         Insurance.  Mr. Foo
                         served as the promoter
                         of Archer
 Communications, Inc. from 1986 to 1988 and
                         currently is President
                         and Chief Executive
                         Officer of Trans Asia
 Resources, Inc., an Oil and Gas exploration
                         company, currently
                         engaged in drilling in
                         Texas in conjunction
                         with
 NYSE listed Apache Petroleum, Inc.

Samuel Lau.  Mr. Lau is the Secretary Treasurer
                         and a Director of
                         PARAGON POLARIS
                         STRATAGIES.COM INC.
 Since July, 1998 he has served the corporate
                         secretary and office
                         manage of Trans Asia
                         Resources, Inc. an oil
                         and gas
 exploration company.  For the two years
                         preceeding June, 1998,
                         Mr. Lau was a
                         supervisor at a large
                         Travel Agency,
 Happy Times Travel.  From September, 1996 to
                         May, 1998 he was a
                         travel consultant with
                         Quality Travel.  From
 1991 through 1993 he was a sales representative
                         for Key Jewelry.  Mr.
                         Lau attended York
                         University, Toronto
 Ontario.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Registration Statement, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5.0% or more of the outstanding Common Stock of PARAGON
POLARIS STRATAGIES.COM. Also included are the shares held by all executive officers and directors as a group.

Name and Address         Number of                   Percent of
                         Shares Owned
                         Beneficially                Class Owned

Robert Foo               250000                      10
4138 Staulo Cresent
Vancouver , BC V6N 3S2

Samuel Lau               250000                      10
#211 - 1503 66th Avenue
Vancouver, BC V6P 2R4

All dierectors and
executive Officers
as a group(4 persons)    500000                      20

 The persons listed are the sole officers and directors of PARAGON POLARIS STRATAGIES.COM.

The directors and officers of PARAGON POLARIS STRATAGIES.COM INC. will devote their time to PARAGON POLARIS
STRATAGIES.COM's affairs on an as needed" basis. As a result, the actual amount of time, which they will devote to PARAGON POLARIS
STRATAGIES.COM's affairs, is unknown and is likely to vary substantially from month to month.


Conflicts of Interest

The officers and directors of PARAGON POLARIS STRATAGIES.COM INC. will not devote more than a portion of their time to the affairs of PARAGON POLARIS STRATAGIES.COM.
There will be occasions when the time
requirements of PARAGON POLARIS
STRATAGIES.COM's business conflict with the demands of their other business and investment activities. Such conflicts may require that PARAGON POLARIS STRATAGIES.COM INC. attempt to employ additional personnel. There is no assurance that the services of such persons will be available or that they can be obtained upon terms favorable to PARAGON POLARIS
STRATAGIES.COM.

There is
no procedure in place, which would allow any of the Cramers to resolve potential conflicts in an arms-length fashion. Accordingly, he will be required to use his discretion to resolve them in a manner, which they consider appropriate.


                         DESCRIPTION OF SECURITIES

Common Stock

The
Articles of Incorporation of PARAGON POLARIS
STRATAGIES.COM INC. authorize the issuance of 25,000,000 shares of Common Stock. Each record holder of Common Stock is entitled to 1 vote for each share held on all matters properly submitted to the stockholders for their vote.
The Articles of Incorporation do not permit cumulative voting for the election of directors.

Holders
of outstanding shares of Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds and, in the event of liquidation, dissolution or winding up of the affairs of the PARAGON POLARIS STRATAGIES.COM, holders are entitled to receive, ratably, the net assets available to stockholders after distribution is made to the preferred shareholders, if any, who are given preferred rights upon liquidation. Holders of outstanding shares of Common Stock have no preemptive, conversion or redemptive rights.
All of the issued and outstanding shares of Common Stock are, and all unissued shares when offered and sold, will be duly authorized, validly issued, fully paid, and non assessable.
To the extent that additional shares of PARAGON
POLARIS STRATAGIES.COM 's Common Stock are issued, the relative interests of then existing stockholders may be diluted.


Transfer Agent

PARAGON POLARIS STRATAGIES.COM INC. is currently serving as its own transfer agent, and plans to continue to serve in that capacity until such time as management believes it is necessary or appropriate to employ an independent transfer agent in order to facilitate the creation of a public trading market for its securities. Should PARAGON
POLARIS STRATAGIES.COM INC. securities be quoted on any exchange or OTC quotation system or application is made to have the securities quoted, an independent transfer agent will be appointed.

Indemnification of Officers and Directors

As permitted by Nevada law, PARAGON POLARIS STRATAGIES.COM's Articles of Incorporation provide that PARAGON POLARIS
STRATAGIES.COM INC. will indemnify its
directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers, unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

Exclusion of Liabilities

Pursuant to the laws of the State of Nevada, PARAGON POLARIS
STRATAGIES.COM's Articles of Incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of
Section 7-106-401 of the Colorado Business
Corporation Act, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right, which a director may have to be indemnified, and does not affect any director's liability under federal or applicable state securities laws.


DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
     ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling PARAGON POLARIS
STRATAGIES.COM INC. pursuant to provisions of the State of Nevada, PARAGON POLARIS
STRATAGIES.COM INC. has been informed that, in the opinion of the Securities and Exchange
Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.


                         ORGANIZATION WITHIN THE LAST FIVE YEARS

PARAGON POLARIS STRATAGIES.COM INC. was incorporated in the State of Nevada on May 27, 1999 and is in the early stages of development. From inception the only activities of PARAGON POLARIS STRATAGIES.COM
INC. have been the development of its business plan and the preparation for this Registration
Statement. It has no revenues nor does it have any expectation of revenues until the completion of this offering and the commencement of business.


                         DESCRIPTION OF BUSINESS

PARAGON POLARIS STRATAGIES.COM INC. was incorporated under the laws of the State of Nevada on May 27, 1999, and is in the early developmental and promotional stages.
To date, PARAGON POLARIS STRATAGIES.COM
INC.only activities have been organizational, directed at acquiring its principal asset, raising its initial capital and developing its business plan. PARAGON POLARIS STRATAGIES.COM
INC. has not commenced commercial operations.
PARAGON POLARIS STRATAGIES.COM INC. has no full time employees and owns no real estate.

On April 5, 1999 PARAGON POLARIS STRATAGIES.COM INC. acquired from David
R. Mortenson & Associates of Alvin, Texas, the rights to distribute and produce, in the states of Idaho and Oregon, an oxygen enriched water product for fish farming, aquaculture, mariculture, the husbandry of poultry, and for remediating animal waste from dairies, feedlots of all kinds, and for other similar uses.
Mortenson acquired these rights from the inventors of the product, N. W. Technologies, INC. under a distribution agreement.
Subsequently, the underlying contract granting
David R. Mortenson & Associates rights to the technology came into dispute.

While not in any way desiring to withdraw or void the above-mentioned assignment, David R. Mortenson & Associates has agreed to grant additional rights to PARAGON
POLARIS STRATAGIES.COM. These rights will enable PARAGON POLARIS STRATAGIES.COM INC. to develop and implement a business plan.
DRM is the holder of certain rights, obtained from Vitamineralherb.com Corp. (Vita), to an internet system for the marketing of vitamins, minerals nutritional supplements and other health and fitness products. DRM has granted PARAGON POLARIS
STRATAGIES.COM INC. the exclusive rights to market all Vita products to various health and fitness practitioners for the Province of Alberta, Canada.

Background

In recent years, the concept of a "virtual store" has been realized with giants such as Amazon.com and others. These virtual stores allow the freedom to shop at
home, remain anonymous, enjoy complete privacy,
and have goods delivered to your home or
business with a minimum of effort and a maximum
of convenience.   Many individuals and other
concerns have the desire to establish a virtual store but lack the knowledge, training and significant funding needed.
Vitamineralherb.com Corp., through its
licensing and sub-licensing agreements has established a virtual store that is designed to be operated by those individuals and other concerns, mentioned above. In addition to marketing to its home territory of California, will offer territories for their concept to others in a turnkey package.

The business is designed to market high quality low cost vitamins, herbs, and health supplements to health and fitness professionals for sale to their clients. PARAGON POLARIS STRATAGIES.COM INC.
has identified an average of 6,000 target health an fitness practitioners for each of the territories that will be sold. It is the Vita's belief that the number of target customers is probably four times the number currently identified.

Each territory license holder will sell, or hire salesmen to sell, the concept to the health and fitness owners. When these fitness professionals sign up, they are assigned a number by PARAGON POLARIS
STRATAGIES.COM INC. Website that identifies them by territory, sales person, and their business names, address, etc. All products are then ordered directly from PARAGON POLARIS
STRATAGIES.COM INC. Website and paid for with a credit card, E-check, or debit card. All financial transactions are handled under contract by ATS, an Internet clearing bank and all products are shipped directly to the practitioner by the various suppliers. The practitioner may have his name, address and telephone number added to the label for a slight additional cost or private, custom labeling, exclusive to the practitioner, is available at a small additional charge..
Vita's software tracks all sales and at month end E-mails a detailed report including sales commissions, and by E-transfer forwards the amounts due the license holder. Vita retains
10% of all sales for overhead, and charges the owner a $500 fee annually for web-site maintenance.

While a specific territory is granted, this is not a franchise and the owner may sell other goods or services.

Vita will constantly seek new products and services and offer these to the territorial licensees and their clients.

Vita believes that this offers an opportunity to participate in the greatest marketing revolution in recent history so individuals and companies that heretofore could not participate. By eliminating the need for the owner of the business to develop products and inventory them, and by eliminating the need to develop a website, credit card processors and fulfillment and delivery systems, the license holder can focus on marketing.

Markets

Many family physicians are realizing the value of "wellness" in their practice. They are recognizing the value of preventative measures and certain other treatments and techniques long advocated by practitioners of "alternative" medicine. In addition, naturopaths, chiropractors, massage therapists, acupuncturists, health /aerobic centers are potential customers as well as private individuals who may want a full or part time means of generating income.

The province of Alberta, Canada, has a population of well over two million and is considered to be one of the most prosperous jurisdictions in the country. As well as having a thriving agricultural economy
(grain, oil seeds and cattle), Alberta is the center of the petroleum industry in Canada.

There are nearly six thousand potential outlets for the products and services offered by PARAGON POLARIS
STRATAGIES.COM. The removal of most, if not all import duties, under the NAFTA accord enables PARAGON POLARIS STRATAGIES.COM INC. to import its goods without undue trouble or delay. Some of sources relied upon for product will undoubtedly be located in Canada and will be easily be available to PARAGON POLARIS
STRATAGIES.COM INC. as well as being exported to the United States.


MANAGEMENTS DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.

Upon the completion of all or part of the sale of shares contained in this offering, PARAGON POLARIS STRATAGIES.COM
INC. intends to proceed as quickly as possible to hire one or more sales representatives to present its service to potential customers.
Geography is an obstacle that must be dealt with. The Province of Alberta is very large, making adequate coverage by one salesperson virtually impossible. A minimum of two representatives will be necessary. Subsequent to opening accounts, these representatives will be necessary to service existing customers.
Research has indicated that this servicing or detailing of accounts already established results in dramatic increase in reorders of product.

All of the planned activity of PARAGON POLARIS STRATAGIES.COM INC. has been reduced to initial sales and follow-up service. Opening orders and reorders are made through the facilities of the Internet.
PARAGON POLARIS STRATAGIES.COM INC. is not obliged to purchase and maintain a large inventory, an order desk or shipping department. This method of doing business, which only a short time ago would be unthinkable is now a preferred way of shopping
(whether wholesale or retail) for a large segment of the population of North America.


The Growth of Internet Shopping & Business-to-Business Transactions

Analysts predict that we have seen only the tip of the iceberg in the growth of online commerce (E-Commerce) transactions conducted electronically over the
Internet. The Internet doubles every 100 days with new subscribers (PEW Research Center and CNN).

                   John Chambers, President of Cisco
          Systems, INC., claimed at the Comdex Trade Show that electronic commerce could reach $1.5 trillion by the year 2000. However, in a recent keynote address at Spring Internet World, April
          15,1999, Mr. Chambers re-evaluated his
          projection stating that some 5% of all commerce is expected to be conducted online by 2003, and the figure could balloon to 25% by 2010. He added that traditional retailers will continue to struggle to meet the challenge offered by online and offline competitors, adding that those who learn how to use the Internet to their best advantage will be the ones to survive.

           "25% of all commerce will be
conducted on the Internet by 2010"

                   Henry Blodgett of CIBC Oppenheimer in
          a recent interview said he thinks that the opportunity in online retailing is as big as the Wal-Mart Stores super-store opportunity was 30 years ago. He said that retailing in general in the United States is a $1 trillion business, of which he thinks online retailing could ultimately capture 10% or $100 billion.

                   Forrester Research predicts that
          online business-to-business transactions will be from US$1.5 trillion to $3.2 trillion by 2003. Similar to Chambers' re-evaluation,
          Forrester's earlier prediction was US $300
          Billion by 2002.

                   Price Waterhouse, in a 1998 report,
          states that the value of consumer purchases via the Internet is expected to increase nearly
          1,800 percent between 1997 and 2002; from $5
          Billion to $97 Billion, respectively.

       Terry Retter, Director of Strategic
       Technology at Price Waterhouse, noted
       that between 1996 and 1997, business-to-business trade via the Internet doubled every six months and is accelerating to double every 3 to 4 months in 1998. It is estimated that by year 2002, the value of goods and services traded via the Internet will increase to $434
       Billion.

       The consulting firm's leading technology industry experts said explosive growth in electronic commerce over the next three years will have a significant impact on large and small business, workers and consumers.

Current Internet User Graph
Presently, Nua, one of Europe's leading online
consultants and developers, estimates the
number of Internet users world wide to be 100.5
million.            ( January 1998) By the end
of the year 2000, analysts predict that number will jump to 200 million. There will be continued growth rate of 30% for 1998, according to Computer Intelligence report.
It estimated that North America Internet users represent 80-85% of world wide users. A little over one year ago almost 99% of the 13 million servers hooked to the Internet were distributed throughout North America, Western Europe and
Japan. Only 1% of Internet hosts were
distributed in the rest of the world.


DESCRIPTION OF PROPERTY.

 In July, 1999, PARAGON POLARIS STRATAGIES.COM
INC. acquired from David R. Mortenson and
Associates of Alvin, Texas, the rights to distribute and produce, in the states of Idaho and Oregon, an oxygen enriched water product for fish farming, aquaculture, mariculture, the husbandry of poultry, and for remediating animal waste from dairies, feedlots of all kinds, and for other similar uses. Mortenson acquired these rights from the inventors of the product, N. W. Technologies, INC. under a distribution agreement. This technology promises to shorten time to market for farm raised sea food and poultry and to cut costs in the processing of animal waste, and at the same time making this waste less harmful to the environment. While proprietary and not patented, this process is virtually impossible to reverse engineer.

In December, 1999, N.W. Technologies
unilaterally cancelled its contract and
distribution agreement with David R. Mortenson and Associates. Mortenson and several concerns that have an interest in the technology through distribution agreements with Mortenson, have laid suit in Harris County Court, Houston,
Texas against N.W. Technologies INC., its officers and directors and several other individuals and concerns involved with the cancellation and withdrawal.

In order to protect the shareholders of
PARAGON POLARIS STRATAGIES.COM INC. and avoid possible litigation from PARAGON POLARIS
STRATAGIES.COM, Mortenson has granted at no charge to PARAGON POLARIS STRATAGIES.COM, a distribution territory for a Internet-based vitamin and health supplement company,
Vitamineralherb.com Corp. of San Diego,
California. The territory involved is the Province of Alberta, Canada.

PARAGON POLARIS STRATAGIES.COM INC. is not withdrawing from its agreement with David R.
Mortenson and Associates nor has it any
intention of doing so at this time. If the legal barriers preventing the implementing of the water treatment business plan are removed, PARAGON POLARIS STRATAGIES.COM INC. will re-evaluate its position. The Board of Directors of PARAGON POLARIS STRATAGIES.COM INC. believes that the process developed by N.W.
Technologies, INC. has real merit and good profit possibilities and should PARAGON POLARIS
STRATAGIES.COM INC. decide not to proceed with the development and application of the process, believes the rights purchased, have substantial value that may be realized.

In the meantime, PARAGON POLARIS STRATAGIES.COM
INC. will proceed to develop its distribution territory and Internet marketing arrangement with Vitamineralherb.com Corp.





     CERTAIN RELATIONSHIPS AND RELATED
TRANSACTIONS.


Prior to the date of this Registration
Statement, PARAGON POLARIS STRATAGIES.COM INC.
issued to its officers and directors a total of 1,000,000 shares of Common Stock in consideration of acquiring the rights to manufacture and market an oxygen-enhanced product for use in aquaculture, fish and poultry farming and the bioremediation of waste ponds and lagoons. PARAGON POLARIS STRATAGIES.COM
INC. filed the necessary papers required for the issuance of these shares as required by Regulation D of Rule 504 of the Act.

PARAGON POLARIS STRATAGIES.COM INC. maintains a mailing address at the office of one of its stockholder, but otherwise does not maintain an office. As a result it pays no rent and incurs no expenses for maintenance of an office and does not anticipate paying rent or incurring office expenses in the near future. It is likely that PARAGON POLARIS STRATAGIES.COM INC.
will establish and maintain an office after its business is operating and the volume of business and the addition of personnel dictate the acquisition of adequate premises.

Although management has no current plans to cause PARAGON POLARIS STRATAGIES.COM INC. to do so, it is possible that it may enter into an agreement requiring the sale of all or a portion of the Common Stock held by current stockholders to other individuals or business entities. It is more likely than not that any sale of securities by PARAGON POLARIS
STRATAGIES.COM's current stockholders would be at a price substantially higher than that originally paid by such stockholders or deemed to have been paid through PARAGON POLARIS
STRATAGIES.COM's acquisition of one of its assets. Any payment to current stockholders in the context of an acquisition involving PARAGON
POLARIS STRATAGIES.COM INC. would be determined entirely by the largely unforeseeable terms of a future agreement with an unidentified business entity.


     MARKET FOR COMMON EQUITY AND RELATED
     STOCKHOLDER MATTERS.

PARAGON POLARIS STRATAGIES.COM INC. is a development stage company that is still in the beginning stages of implementing its business plan. No market currently exists for the common stock. Upon completion of all or part of the offering of common shares contained in this registration statement, it is the intention of PARAGON POLARIS STRATAGIES.COM
INC. to apply for a trading symbol and a listing to have its shares quoted on the NASD
OTC Bulletin Board. There can be no assurance that any part of this offering will be subscribed to and if all or part of the offering is subscribed to, that the request of PARAGON POLARIS STRATAGIES.COM INC.to have the price of its stock quoted on the OTC Bulletin
Board will be granted. Prospective investors should take all of the above facts into consideration before making s decision to purchase any amount of PARAGON POLARIS
STRATAGIES.COM INC. stock.


     EXECUTIVE COMPENSATION.

No officer or director of PARAGON POLARIS
STRATAGIES.COM INC. has received any
remuneration. Although there is no current plan in existence, it is possible that PARAGON
POLARIS STRATAGIES.COM INC. will adopt a plan to pay or accrue compensation to its officers and directors for services related to the implementation of the business plan. See
"Certain Relationships and Related
Transactions".  PARAGON POLARIS STRATAGIES.COM
INC has no plan for the employees, but the Board of Directors may recommend adoption of one or more such programs in the future.







     FINANCIAL STATEMENTS.


              PARAGON POLARIS STRATEGIES.COM INC.

                (A Development Stage Enterprise)






     AUDIT REPORT

                       December 31, 1999




















                    Janet Loss, C.P.A., P.C.
                  Certified Public Accountant
              1777 S. Harrison Street, Suite 2100
                     Denver, Colorado 80210

              PARAGON POLARIS STRATEGIES.COM INC.
                (A Development Stage Enterprise)

INDEX TO FINANCIAL STATEMENTS


                       TABLE OF CONTENTS



ITEM
PAGE

Report    of    Certified   Public   Accountant
1


Balance     Sheet,    December     31,     1999
2

Statement of Operations, for the
Period May 28, 1999 (Inception)
Through        December        31,         1999
3

Statement of Stockholders Equity
(Deficit), May 28, 1999 (Inception)
Through        December        31,         1999
4

Statement of Cash Flows for the
Period From May 28, 1999 (Inception)
Through        December        31,         1999
5

Notes       to       Financial       Statements
6-7















           Janet Loss, C.P.A., P.C.
          Certified Public Accountant
      1777 S. Harrison Street, Suite 2100
            Denver, Colorado 80210
                (303) 782-0878



Board of Directors
Paragon Polaris Strategies.Com Inc.
2400 Loop 35, #1502
Alvin, Texas  77511

I  have audited the accompanying Balance  Sheet
of  Paragon  Polaris Strategies.  Com  Inc.  (A
Development  Stage Enterprise) as  of  December
31,  1999  and  the Statements  of  Operations,
Stockholders  Equity, and Cash Flows  for  the
period   May   28,  1999  (Inception)   through
December 31, 1999.  My examination was made  in
accordance  with  generally  accepted  auditing
standards, and accordingly, included such tests
of   the  accounting  records  and  such  other
auditing procedures as we consider necessary in the circumstances.

In   my   opinion,  the  financial   statements
referred to above present fairly accurately, in
all  material respects, the financial  position
of   Paragon   Polaris  Strategies.Com   Inc.(A
Development  Stage Enterprise) as  of  December
31, 1999, and the results of its operations and changes in its cash flows for the period from May 28, 1999 (Inception) through December 31,
1999, in conformity with generally accepted accounting principles applied on a consistent basis.





Janet Loss, C.P.A., P.C.



March 9, 2000






                       1



      PARAGON POLARIS STRATEGIES.COM INC.
       (A Development Stage Enterprise)

                 BALANCE SHEET
               December 31, 1999

      ASSETS


CURRENT ASSETS:

License Rights                  2,000

TOTAL   ASSETS                  2,000

     LIABILITIES AND STOCKHOLDERS EQUITY

CURRENT LIABILITIES:
  Accounts Payable              1,200


  STOCKHOLDERS EQUITY:

  Common stock, $0.001 par
  Value; 25,000,000 shares
  Authorized, and 2,500,000 shares
  Issued and outstanding       2,500

  Additional Paid-In Capital   155

  (Deficit)                    (1,855)

Total Stockholders Equity (Deficit)  800

     Total Liabilities and
     Stockholders Equity          2,000




The accompanying notes are an integral part of
the financial statements.
                       2
      PARAGON POLARIS STRATEGIES.COM Inc.
       (A Development Stage Enterprise)

            STATEMENT OF OPERATIONS
    For the Period May 28, 1999 (Inception)
           Through December 31, 1999

REVENUES:                                0

OPERATING EXPENSES:

  Accounting and Legal Fees              1,405
Office   Expenses                        130
Other  Fees                              320

TOTAL OPERATING EXPENSES                 1,855


  NET (LOSS)                          (1,855)


NET (LOSS) PER SHARE                   (0.0007)


Weighted Average Number of
Common Shares Outstanding              2,500,000


The accompanying notes are an integral part of the financial statements.

                       3

      PARAGON POLARIS STRATEGIES.COM INC.
       (A Development Stage Enterprise)

  STATEMENT OF STOCKHOLDERS EQUITY (DEFICIT)
          For the Period May 28, 1999
           Through December 31, 1999


                                                     Deficit
                                                     Accumulated
               Common Stock               Additional During the    Total
               Number of    Common Stock  Paid-In    Development  stockholders
               Shares       Amount        Capital    Stage         equity
                                                                  (deficit)


may 28,1999     500000       500           155        0             655
issuance
of Common
Stock for Cash

Issuance of    2000000      2000          0          0             2000
Common Stock
 For License
 rights

Deficit for     0           0              0          (1855)       (1855)
the Period
from
may 28,1999
(Inception)
through
December 31,
1999

Balance         2500000     2500           155         (1855)         800
December 31,
1999



The accompanying notes are an integral part of the
             financial statements.

                       4
      PARAGON POLARIS STRATEGIES.COM INC.
       (A Development Stage Enterprise)

            STATEMENT OF CASH FLOWS
    For the Period May 28, 1999 (Inception)
           Through December 31, 1999



CASH FLOWS FROM OPERATING
ACTIVITIES:

Net Income (Loss)                     (1,855)


Change in Assets and Liabilities:

  Increase in Accounts Payble           1,200

Net Cash (Used) by Operating Activities  (655)


CASH FLOWS FROM INVESTING ACTIVITIES:

Purchase of License Rights              (2,000)


CASH FLOWS FROM (TO) FINANCING ACTIVITIES:
Issuance of Common Stocks                2,655


Increase (Decrease) in Cash                  0

CASH, BEGINNING OF PERIOD                    0

CASH, END OF PERIOD                          0


The accompanying notes are an integral part of the financial statements.

                       5

      PARAGON POLARIS STRATEGIES.COM INC.
       (A Development Stage Enterprise)

         NOTES TO FINANCIAL STATEMENTS
               December 31, 1999


NOTE I  ORGANIZATION AND HISTORY

The Company is a Nevada Corporation and the Company has been in the development stage since its formation on May 28, 1999.

The   Companys  only  activities   have   been
organizational,  directed  at   acquiring   its
principle assets, raising its initial capital and developing its business plan.

NOTE  II    SUMMARY OF SIGNIFICANT  ACCOUNTING
POLICIES

DEVELOPMENT STAGE ACTIVITIES

The Company has been in the development stage since inception.

ACCOUNTING METHOD

The Company records income and expenses on the accrual method.

CASH AND CASH EQUIVALENTS

Cash  and  cash  equivalents includes  cash  on
hand,   cash  on  deposit,  and  highly  liquid
investments with maturities generally of three months or less. At December 31, 1999, there were no cash equivalents.

YEAR END

The Company has elected to have a fiscal year ended December 31st.

USE OF ESTIMATES

The  preparation  of  financial  statements  in
accordance  with generally accepted  accounting
principles   requires   management   to    make
estimates  and  assumptions  that  effect   the
reported  amounts of assets and liabilities  at
the  date of financial statements, as  well  as
revenues and expenses reported for the  periods
presented.   The  Company  regularly   assesses
these estimates and, while actual results may differ management believes that the estimates are reasonable.

                       6
      PARAGON POLARIS STRATEGIES.COM INC.
         (A Development Stage Company)


NOTE III  RELATED PARTY TRANSACTIONS

The  Company has entered into an agreement made
effective  July 1, 1999 with David R. Mortenson
& Associates (Grantor) to receive the rights to
distribute   the  products  developed   by   NW
Technologies, Inc.

The Company agrees to pay the Grantor the sum of $2,000 in the sum of 2,000,000 shares of common stock having a par value of $0.001 per share.

                    7



     CHANGES IN AND DISAGREEMENTS WITH
     ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
     DISCLOSURE.

There have been no changes in and/or
disagreements with Janet Loss, C.P.A., P.C. on accounting and financial disclosure matters.


     PART II - INFORMATION NOT REQUIRED IN
                  PROSPECTUS


     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to Nevada law, a corporation may indemnify a person who is a party or threatened to be made a party to an action, suit or proceeding by reason of the fact that he or she is an officer, director, employee or agent of the corporation, against such persons costs and expenses incurred in connection with such action so long as he or she has acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, in the case of criminal actions, had no reasonable cause to believe his or her conduct was unlawful. Nevada law requires a corporation to indemnify any such person who is successful on the merits or defense of such action against costs and expenses actually and reasonably incurred in connection with the action.

The bylaws of PARAGON POLARIS STRATAGIES.COM
INC. filed as Exhibit 3.2, provide that PARAGON
POLARIS STRATAGIES.COM INC. will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of PARAGON POLARIS STRATAGIES.COM, absent a finding of negligence or misconduct in office. The Bylaws also permit PARAGON POLARIS
STRATAGIES.COM INC. to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not PARAGON POLARIS STRATAGIES.COM INC. has the power to indemnify such person against liability for any of those acts.


     OTHER EXPENSES OF ISSUANCE AND
     DISTRIBUTION.


Expenses incurred or (expected) relating to this registration statement and distribution are as follows:

Legal fees                  8,500.00
Accounting                  1,500.00
(Edgar filing and Printing) 5,000.00
TOTAL                       15,000.00


RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales PARAGON POLARIS
STRATAGIES.COM INC. securities without
registration since its formation. No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.


          (a)       On May 27, 1999, PARAGON POLARIS
          STRATAGIES.COM INC. issued 500,000 shares of common stock to the officers and directors as founders shares in return for the time, effort and expenditures to organize and form the corporation. On July 1, 1999 PARAGON POLARIS
          STRATAGIES.COM INC. issued 200,000 shares of common stock each to ten individuals for a total of 2,000,000 shares in return for the water treatment rights for the states of Idaho and Oregon and the development of the business plan.
          (b)
          (c)       On January 17, 2000 500,000 shares of
          common stock of PARAGON POLARIS STRATAGIES.COM
          INC. were purchased from five of the original shareholders, by five new shareholders. See
          "Selling Security Holders" and "Security
          Ownership of Certain Beneficial Owners and
          Management".


     EXHIBITS.

Item 16(a). Exhibits.

Exhibit   Name                          Page
                                        Number
3.1       Articles of Incorporation
3.2       Bylaws
5.1       Opinion re: Legality
23.1      Consent of Independent
          Auditors
23.2      Consent of Counsel (see
          Exhibit 5.1)
27.1      Financial Data Schedule


     UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a)  To include any prospectus required by
     section 10(a)(3) of the Securities Act of 1933;
     (b)  To reflect in the prospectus any
     facts or events arising after the
     effective date of the registration
     statement (or the most recent post-
     effective amendment thereof) which,
     individually or in the aggregate,
     represent a fundamental change in the
     information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule
     424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (c)  To include any material information
     with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain, unsold at the termination of the offering.

(4)  That, for purposes of determining any
liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.




     Signatures


In accordance with the requirements of the Securities Act of1933, the

Registrant certifies that it has reasonable grounds to believe that it meets all of the

Requirements for filing on Form SB-2 and authorized this registration statement

To be signed on its behalf by the undersigned, thereunto duly authorized, in the

City of Prince George, Province of British
Columbia Canada

On February 21, 2000

                    (Registrant)    PARAGON
                    POLARIS STRATAGIES.COM INC.

                    By: S/S Robert Foo,
President


                    In accordance with the
requirements of the Securities Act of 1933, this
                    Registration statement has
been signed by the following persons in the
                    Capacities and on the dated
stated.

                    By: S/S Robert Foo

                    Title: President

                             Date: March 10,
2000

     By: S/S Samuel Lau
                    Title: Secretary Treasurer

                    Date: March 10, 2000







                  EXHIBIT 3.1










           ARTICLES OF INCORPORATION



                      Of





     PARAGON POLARIS STRATAGIES.COM  INC.








           ARTICLES OF INCORPORATION

                      of
      PARAGON POLARIS STRATAGIES.COM INC.
The undersigned natural person of the age of
eighteen years or more, acting as incorporator
of a corporation under and pursuant to the laws
of the State of Nevada, hereby adopts the
following Articles of Incorporation for such
corporation:
ARTICLE I
The name of the corporation is PARAGON POLARIS
STRATAGIES.COM INC.
ARTICLE II
The principal office of this corporation is to
be at 50 West Liberty Street #880, Reno, 89501,
State of Nevada.  The Nevada Agency and Trust
Company is hereby named as Resident Agent of
this corporation and in charge of its said
office in Nevada.
ARTICLE III
The nature of the business, objects and
purposes to be transacted, promoted, or carried
on by the corporation are:
A       To  conduct  any  lawful  business,  to
promote  any lawful purpose, and to  engage  in
any   lawful   act   or  activity   for   which
corporations maybe organized under the  General
Corporation Law of the State of Nevada  and  to
act  in  every kind of fiduciary capacity.  and
generally   to  do  all  things  necessary   or
convenient  which are incident to  or  which  a
natural person might or could do.
B        To  purchase, receive, take by  grant,
gift, devise, bequest, or otherwise. lease,  or
otherwise acquire, own, hold, improve,  employ,
use  and  otherwise deal in and  with  real  or
personal  property,  or any  interest  therein,
wherever situated, and to sell, convey,  lease,
exchange, transfer or otherwise dispose of,  or
mortgage  or pledge, all or any of its property
and  assets, or any interests therein, wherever
situated.
C      To  engage generally in the real  estate
business  as  principal,  and  in  any   lawful
capacity,   and  generally  to   take,   lease,
purchase,  or otherwise acquire,  and  to  own,
use,   hold,  sell,  convey,  exchange,  lease,
mortgage,   work,   clear,  improve,   develop,
divide,  and otherwise handle, manage, operate,
deal  in  and  dispose of  mining  claims,  oil
leases,  oil  and gas wells, real estate,  real
property,  lands, multiple-dwelling structures,
houses,  buildings  and  other  works  and  any
interest  or  right therein;  to  take,  lease,
purchase or otherwise handle or acquire, and to
own,  use, hold, sell, convey, exchange,  hire,
lease,  pledge, mortgage, and otherwise handle,
and  deal in and dispose of, as principal agent
or   in  any  lawful  capacity,  such  personal
property,  chattels,  chattels  real,   rights,
easements, privileges, causes in action, notes,
bonds,   mortgages,  and  securities   as   may
lawfully be acquired, held or disposed  of  and
to  acquire, purchase, sell, assign,  transfer,
dispose  of and generally deal in and  with  as
principal,  agent, broker, and  in  any  lawful
capacity,  mortgages  and  other  interests  in
real,  personal, and mixed properties; to carry
on    a   general   oil   exploration,   mining
exploration   and   management   business    as
principal,  agent, representative,  contractor,
sub-contractor,   and  in  any   other   lawful
capacity.  To manufacture, purchase or  acquire
in   any  lawful  manner  and  to  hold,   own,
mortgage,  pledge, sell, transfer,  or  in  any
manner  dispose of, and to deal  and  trade  in
goods, wares, merchandise, and property of  any
and  every  class and description, and  in  any
part of the world.
D         To   apply  for,  register,   obtain,
purchase, lease, take licenses in respect of or
otherwise  acquire,  and  to  hold,  own,  use,
operate, develop, enjoy, turn to account, grant
licenses   and   immunities  in   respect   of,
manufacture  under  and  to  introduce,   sell,
assign,  mortgage, pledge or otherwise  dispose
of  and,  in any manner deal with and  contract
with reference to:
1.   Inventions, devices, formulas,  processes,
improvements and modifications thereof;
2.   Letters  patent, patent  rights,  patented
processes, rights, designs, and similar rights,
trademarks,  trade  names,  trade  symbols  and
other   indications  or  origin  and  ownership
granted by or recognized under the laws of  the
United   States  of  America,  any   state   or
subdivision   thereof,  and  any  commonwealth,
territory,   possession,  dependency,   colony,
possession  agency  or instrumentality  of  the
United  States  of America and of  any  foreign
country, and all rights connected therewith  or
appertaining thereto.
3. Franchises licenses, grants and concessions.
E   To make, enter into, perform and carry  out
contracts  of  every kind and description  with
any  person, firm, association, corporation  or
government   or   agency   or   instrumentality
thereof.
F      To  lend  money  in furtherance  of  its
corporate  purposes and to invest and  reinvest
its funds from time to time to such extent,  to
such      persons,     firms,     associations,
corporations,   governments  or   agencies   or
instrumentality's thereof, and  on  such  terms
and  on such security, if any, as the Board  of
Directors of the corporation may determine  and
direct any officer to complete.
G      To  borrow  money without  limit  as  to
amount and at such rates of interest as it  may
determine; from time to time to issue and  sell
its  own  securities, including its  shares  of
stock,  notes,  bonds,  debentures,  and  other
obligations, in such amounts, on such terms and
conditions,  for  such purposes  and  for  such
prices, now or hereafter permitted by the  laws
of  the  State  of Nevada and by the  Board  of
Directors  of  the  corporation  as  they   may
determine; and to secure any of its obligations
by mortgage, pledge or other encumbrance of any
or all of its property, franchises and income.
H      To  be  a promoter or manager  of  other
corporations  of  any  type  or  kind;  and  to
participate  with  others in  any  corporation,
partnership,    limited   partnership,    joint
venture,  or other association of any kind,  or
in  any transaction, undertaking or arrangement
which  the  corporation  would  have  power  to
conduct   by  itself,  whether  or   not   such
participation involves sharing or delegation of
control with or to others.
I      To  promote and exercise all or any part
of the foregoing purposes and powers in and all
parts of the world, and to conduct its business
in all or any branches in any lawful capacity.
The  foregoing enumeration of specific purposes
and  powers  shall  not be  held  to  limit  or
restrict in any manner the purposes and  powers
of   the  corporation  by  references   to   or
inference from the terms or provisions  of  any
other   clause,  but  shall  be   regarded   as
independent purposes.
ARTICLE IV
The  aggregate  number  of  shares,  which  the
corporation shall have authority to  issue,  is
10,000,000  shares of common stock with  $0.001
par value each.
No  shareholder of the corporation  shall  have
the  right of cumulative voting at any election
of directors or upon any other matter.
No  holder  of  securities of  the  corporation
shall   be  entitled  as  a  matter  of  right,
preemptive  or otherwise, to subscribe  for  or
purchase any securities of the corporation  now
or   hereafter  authorized  to  be  issued,  or
securities   held  in  the  treasury   of   the
corporation, whether issued or sold for cash or
other  consideration or as a share dividend  or
otherwise.  Any such securities may  be  issued
or  disposed  of by the board of  directors  to
such  persons  and  on such  terms  as  in  its
discretion it shall deem advisable.
ARTICLE V
Any  action required to, or that may, be  taken
at   any   annual   or   special   meeting   of
shareholders  may be taken without  a  meeting,
without prior notice and without a vote,  if  a
consent  or consents in writing, setting  forth
the  action  so taken, shall be signed  by  the
holder  or  holders of shares having  not  less
than the minimum number of votes that would  be
necessary  to take such action at a meeting  at
which  the  holders of all shares  entitled  to
vote on the action were present and voted.
ARTICLE VI
The  members  of the governing board  shall  be
styled   DIRECTORS  and  the  number  of   such
Directors  shall be not less than one  (l),  or
more   than  five  (5).  The  first  board   of
directors shall be Two Members whose names and post office addresses are as follows:
J.P. Beehner
PO Box 2370
Alvin, TX 77512 - 2370

Dorothy A. Mortenson
P.O. Box 5034
Alvin, Texas 77512

ARTICLE VII

The  initial number of stockholders will be two
(2).  Additional stockholders may be  obtained.
The number of directors may be changed as provided in N.R.S. 78.330.

ARTICLE VIII

A.    No  director of the corporation shall  be
liable  to  the  corporation  or  any  of   its
shareholders for monetary damages for an act or
omission  in  the  director's  capacity  as   a
director,  except that this Article VIII  shall
not authorize the elimination or limitation  of
liability  of a director of the corporation  to
the  extent  the director is found liable  for:
(i) a breach of such director's duty of loyalty
to the corporation or its shareholders; (ii) an
act   or  omission  not  in  good  faith   that
constitutes  a breach of duty of such  director
to  the corporation or an act or omission  that
involves  intentional misconduct or  a  knowing
violation of the law; (iii) a transaction  from
which   such  director  received  an   improper
benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.

B.    The  capital  stock of  this  corporation
after  the amount of the subscription price  or
par  value  has  been paid  in,  shall  not  be
subject  to  assessment to pay  debts  of  this
corporation and no stock issued as  fully  paid
up shall ever be assessable or assessed and the
Articles of Incorporation shall not be  amended
in this particular.
ARTICLE IX
This   corporation   is   to   have   perpetual
existence.
Dorothy A. Mortenson, the undersigned, being the original incorporator for the purpose of forming a corporation to do business both within and without the state of Nevada, and in pursuance of the General Corporation Law of the State of Nevada, effective March 31, 1925 and as subsequently amended do make and file this certificate, hereby declaring and certifying that the facts herein above stated are true.

Dorothy A. Mortenson
22nd day of May, 1999.
Address:  P.O. Box 5034
          Alvin, TX 77512

                  EXHIBIT 3.2











                    BYLAWS




        PARAGON POLARIS STRATAGIES INC.








                   BYLAWS OF

     PARAGON POLARIS STRATAGIES INC. INC.



          CONTENTS OF INITIAL BYLAWS

ARTICLE   PAGE

1.00 CORPORATE CHARTER AND BYLAWS
1.01 Corporate Charter Provisions  4
1.02 Registered Agent or Office Requirement
of Filing Changes with Secretary of State    4
1.03 Initial Business Office  4
1.04 Amendment of Bylaws 4

2.00 DIRECTORS AND DIRECTORS MEETINGS
2.01 Action Without Meeting   5
2.02 Telephone Meetings  5
2.03 Place of Meetings   5
2.04 Regular Meetings    5
2.05 Call of Special Meeting  5
2.06 Quorum    6
2.07 Adjournment Notice of Adjourned Meetings     6
2.08 Conduct of Meetings 6
2.09 Powers of the Board of Directors   6
2.10 Board Committees Authority to Appoint   7
2.11 Transactions with Interested Directors  7
2.12 Number of Directors 7
2.13 Term of Office 7
2.14 Removal of Directors     8
2.15 Vacancies 8
2.15(a)   Declaration of Vacancy   8
2.15(b)   Filling Vacancies by Directors     8
2.15(c)   Filling Vacancies by Shareholders  8
2.16 Compensation   9
2.17 Indemnification of Directors and Officers    9
2.18 Insuring Directors, Officers, and
Employees 9


ARTICLE   PAGE

3.00 SHAREHOLDERS MEETINGS
3.01 Action Without Meeting   9
3.02 Telephone Meetings  10
3.03 Place of Meetings   10
3.04 Notice of Meetings  10
3.04 Voting List    10
3.05 Votes per Share     11
3.07 Cumulative Voting   11
3.08 Proxies   11
3.09 Quorum    12
3.09(a)   Quorum of Shareholders   12
3.09(b)   Adjourn for Lack or Loss of Quorum 12
3.10 Voting by Voice or Ballot     12
3.11 Conduct of Meetings 12
3.12 Annual Meetings     12
3.13 Failure to Hold Annual Meeting     13
3.14 Special Meetings    13

4.00 OFFICERS
4.01 Title and Appointment    13
4.01(a)   Chairman  13
4.01(b)   President 14
4.01(c)   Vice President 14
4.01(d)   Secretary 14
4.01(e)   Treasurer 15
4.01(f)   Assistant Secretary or
Assistant Treasurer 15
4.02 Removal and Resignation  15
4.03 Vacancies 16
4.04 Compensation   16

5.00 AUTHORITY TO EXECUTE INSTRUMENTS
5.01 No Authority Absent Specific Authorization   16
5.02 Execution of Certain Instruments   16

6.00 ISSUANCE AND TRANSFER OF SHARES
6.01 Classes and Series of Shares  17
6.02 Certificates for Fully Paid Shares 17
6.03 Consideration for Shares 17
6.04 Replacement of Certificates   17
6.05 Signing Certificates Facsimile Signatures    18
6.06 Transfer Agents and Registrars     18
6.07 Conditions of Transfer   18
6.08 Reasonable Doubts as to Right to Transfer    18

ARTICLE   PAGE

7.00 CORPORATE RECORDS AND ADMINISTRATION
7.01 Minutes of Corporate Meetings 18
7.02 Share Register 19
7.03 Corporate Seal 19
7.04 Books of Account    19
7.05 Inspection of Corporate Records    20
7.06 Fiscal Year    20
7.07 Waiver of Notice    20

8.00 ADOPTION OF INITIAL BYLAWS    20



ARTICLE ONE - CORPORATE CHARTER AND BYLAWS

1.01 CORPORATE CHARTER PROVISIONS
The Corporation's Charter authorizes ten million (10,000,000) shares to be issued. The officers and transfer agents issuing shares of the Corporation shall ensure that the total number of shares outstanding at any given time does not exceed this number. Such officers and agents shall advise the Board at least annually of the authorized shares remaining available to be issued. No shares shall be issued for less than the par value stated in the Charter. Each
Charter provision shall be observed until amended by Restated Articles or Articles of Amendment duly filed with the Secretary of State.

1.02 REGISTERED AGENT AND OFFICEBREQUIREMENT OF
FILING CHANGES WITH SECRETARY OF STATE
The  address of the Registered Office  provided
in the Articles of Incorporation, as duly filed
with  the  Secretary of State for the State  of
Nevada, is:  50 West Liberty Street, Suite 880,
Reno, Nevada 89501.
The   name  of  the  Registered  Agent  of  the
Corporation  at such address, as set  forth  in
its   Articles  of  Incorporation,  is:  Nevada
Agency and Trust Company.
The  Registered Agent or Office may be  changed
by  filing  a Statement of Change of Registered
Agent  or Office or Both with the Secretary  of
State, and not otherwise.  Such filing shall be
made  promptly  with each change.  Arrangements
for  each change in Registered Agent or  Office
shall  ensure  that  the  Corporation  is   not
exposed   to  the  possibility  of  a   default
judgment.  Each  successive  Registered   Agent
shall   be  of  reliable  character  and   well
informed   of   the  necessity  of  immediately
furnishing the papers of any lawsuit against the Corporation to its attorneys.

1.03 INITIAL BUSINESS OFFICE
The address of the initial principal business office of the Corporation is hereby established as: 2400 Loop 35 #1502, Alvin, Texas 77511.
The Corporation may have additional business offices within the State of Nevada and where it may be duly qualified to do business outside of Nevada, as the Board of Directors may from time to time designate or the business of the Corporation may require.

1.04 AMENDMENT OF BYLAWS
The Shareholders or Board of Directors, subject
to  any limits imposed by the Shareholders, may
amend  or  repeal these Bylaws  and  adopt  new
Bylaws. All amendments shall be upon advice  of
counsel  as  to legality, except in  emergency.
Bylaw  changes shall take effect upon  adoption
unless  otherwise specified. Notice  of  Bylaws
changes  shall  be  given in or  before  notice
given   of  the  first  Shareholders'   meeting
following their adoption.

ARTICLE TWO - DIRECTORS AND DIRECTORS' MEETINGS

2.01 ACTION BY CONSENT OF BOARD WITHOUT MEETING
Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, and shall have the same force and effect as a unanimous vote of Directors, if all members of the Board consent in writing to the action. Such consent may be given individually or collectively.

2.02 TELEPHONE MEETINGS
Subject  to  the notice provisions required  by
these  Bylaws  and by the Business  Corporation
Act,  Directors may participate in and  hold  a
meeting  by means of conference call or similar
communication    by    which    all     persons
participating    can    hear    each     other.
Participation   in   such   a   meeting   shall
constitute presence in person at such meeting, except participation for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

2.03 PLACE OF MEETINGS
Meetings of the Board of Directors shall be held at the business office of the Corporation or at such other place within or without the State of Nevada as may be designated by the Board.

2.04 REGULAR MEETINGS
Regular  meetings  of the  Board  of  Directors
shall   be   held,  without  call  or   notice,
immediately following each annual Shareholders' meeting, and at such other regularly repeating times as the Directors may determine.

2.05 CALL OF SPECIAL MEETING
Special meetings of the Board of Directors for any purpose may be called at any time by the President or, if the President is absent or unable or refuses to act, by any Vice President or any two Directors. Written notices of the special meetings, stating the time and place of the meeting, shall be mailed ten days before, or telegraphed or personally delivered so as to be received by each Director not later than two days before, the day appointed for the meeting.
Notice of meetings need not indicate an agenda.
Generally, a tentative agenda will be included, but the meeting shall not be confined to any agenda included with the notice.
Meetings provided for in these Bylaws shall not be invalid for lack of notice if all persons entitled to notice consent to the meeting in writing or are present at the meeting and do not object to the notice given. Consent may be given either before or after the meeting.
Upon providing notice, the Secretary or other officer sending notice shall sign and file in the Corporate Record Book a statement of the details of the notice given to each Director.
If such statement should later not be found in the Corporate Record Book, due notice shall be presumed.

2.06 QUORUM
The presence throughout any Directors' meeting, or adjournment thereof, of a majority of the authorized number of Directors shall be necessary to constitute a quorum to transact any business, except to adjourn. If a quorum is present, every act done or resolution passed by a majority of the Directors present and voting shall be the act of the Board of Directors.

2.07   ADJOURNMENT  AND  NOTICE  OF   ADJOURNED
MEETINGS
A quorum of the Directors may adjourn any Directors' meeting to meet again at a stated hour on a stated day. Notice of the time and place where an adjourned meeting will be held need not be given to absent Directors if the time and place is fixed at the adjourned meeting. In the absence of a quorum, a majority of the Directors present may adjourn to a set time and place if notice is duly given to the absent members, or until the time of the next regular meeting of the Board.

2.08 CONDUCT OF MEETINGS
At every meeting of the Board of Directors, the Chairman of the Board, if there is such an officer, and if not, the President, or in the President's absence, a Vice President designated by the President, or in the absence of such designation, a Chairman chosen by a majority of the Directors present, shall preside. The Secretary of the Corporation shall act as Secretary of the Board of Directors' meetings. When the Secretary is absent from any meeting, the Chairman may appoint any person to act as Secretary of that meeting.

2.09 POWERS OF THE BOARD OF DIRECTORS
The business and affairs of the Corporation and all corporate powers shall be exercised by or under authority of the Board of Directors, subject to limitations imposed by law, the Articles of Incorporation, any applicable
Shareholders' agreement, and these Bylaws.

2.10 BOARD COMMITTEESBAUTHORITY TO APPOINT
The Board of Directors may designate an
executive committee and one or more other committees to conduct the business and affairs of the Corporation to the extent authorized.
The Board shall have the power at any time to change the powers and membership of, fill vacancies in, and dissolve any committee.
Members of any committee shall receive such compensation as the Board of Directors may from time to time provide. The designation of any committee and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

2.11 TRANSACTIONS WITH INTERESTED DIRECTORS
Any contract or other transaction between the Corporation and any of its Directors (or any corporation or firm in which any of its Directors are directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of that Director at the meeting during which the contract or transaction was authorized, and notwithstanding the Directors' participation in that meeting.
This section shall apply only if the contract or transaction is just and reasonable to the Corporation at the time it is authorized and ratified, the interest of each Director is known or disclosed to the Board of Directors, and the Board nevertheless authorizes or ratifies the contract or transaction by a majority of the disinterested Directors present. Each interested Director is to be counted in determining whether a quorum is present, but shall not vote and shall not be counted in calculating the majority necessary to carry the vote. This section shall not be construed to invalidate contracts or transactions that would be valid in its absence.

2.12 NUMBER OF DIRECTORS
The number of Directors of this Corporation shall be no more than five (5) or less than one
(1). No Director need be a resident of Nevada or a Shareholder. The number of Directors may be increased or decreased from time to time by amendment to these Bylaws. Any decrease in the number of Directors shall not have the effect of shortening the tenure, which any incumbent
Director would otherwise enjoy.

2.13 TERM OF OFFICE
Directors shall be entitled to hold office until their successors are elected and qualified. Election for all Director positions, vacant or not vacant, shall occur at each annual meeting of the Shareholders and may be held at any special meeting of Shareholders called specifically for that purpose.

2.14 REMOVAL OF DIRECTORS
The entire Board of Directors or any individual
Director may be removed from office by a vote of Shareholders holding a majority of the outstanding shares entitled to vote at an election of Directors. However, if less than the entire Board is to be removed, no one of the Directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors. No director may be so removed except at an election of the class of Directors of which he is a part. If any or all Directors are so removed, new Directors may be elected at the same meeting. Whenever a class or series of shares is entitled to elect one or more
Directors under authority granted by the Articles of Incorporation, the provisions of this Paragraph apply to the vote of that class or series and not to the vote of the outstanding shares as a whole.

2.15 VACANCIES
Vacancies on the Board of Directors shall exist upon the occurrence of any of the following events: (a) the death, resignation, or removal of any Director; (b) an increase in the authorized number of Directors; or (c) the failure of the Shareholders to elect the full authorized number of Directors to be voted for at any annual, regular, or special
Shareholders' meeting at which any Director is to be elected.

2.15(a)   DECLARATION OF VACANCY
A majority of the Board of Directors may declare vacant the office of a Director if the
Director: (a) is adjudged incompetent by a court order; (b) is convicted of a crime involving moral turpitude; (c) or fails to accept the office of Director, in writing or by attending a meeting of the Board of Directors, within thirty (30) days of notice of election.

2.15(b)   FILLING VACANCIES BY DIRECTORS
Vacancies other than those caused by an
increase in the number of Directors may be filled temporarily by majority vote of the remaining Directors, though less than a quorum, or by a sole remaining Director. Each Director so elected shall hold office until a qualified successor is elected at a Shareholders' meeting.

2.15(c)   FILLING VACANCIES BY SHAREHOLDERS
Any vacancy on the Board of Directors,
including those caused by an increase in the number of Directors shall be filled by the Shareholders at the next annual meeting or at a special meeting called for that purpose. Upon the resignation of a Director tendered to take effect at a future time, the Board or the Shareholders may elect a successor to take office when the resignation becomes effective.

2.16 COMPENSATION
Directors shall receive such compensation for their services as Directors as shall be determined from time to time by resolution of the Board. Any Director may serve the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receive compensation therefor.

2.17 INDEMNIFICATION OF DIRECTORS AND OFFICERS
The Board of Directors shall authorize the Corporation to pay or reimburse any present or former Director or officer of the Corporation any costs or expenses actually and necessarily incurred by that officer in any action, suit, or proceeding to which the officer is made a party by reason of holding that position, provided, however, that no officer shall receive such indemnification if finally adjudicated therein to be liable for negligence or misconduct in office. This indemnification shall extend to good-faith expenditures incurred in anticipation of threatened or proposed litigation. The Board of Directors may in proper cases, extend the indemnification to cover the good-faith settlement of any such action, suit, or proceeding, whether formally instituted or not.

2.18 INSURING DIRECTORS, OFFICERS, AND
EMPLOYEES
The Corporation may purchase and maintain insurance on behalf of any Director, officer, employee, or agent of the Corporation, or on behalf of any person serving at the request of the Corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against that person and incurred by that person in any such corporation, whether or not the Corporation has the power to indemnify that person against liability for any of those acts.

ARTICLE THREE - SHAREHOLDERS' MEETINGS

3.01 ACTION WITHOUT MEETING
Any action that may be taken at a meeting of the Shareholders under any provision of the Nevada Business Corporation Act may be taken without a meeting if authorized by a consent or waiver filed with the Secretary of the Corporation and signed by all persons who would be entitled to vote on that action at a Shareholders' meeting. Each such signed consent or waiver, or a true copy thereof, shall be placed in the Corporate Record Book.

3.02 TELEPHONE MEETINGS

Subject to the notice provisions required by these Bylaws and by the Business Corporation
Act, Shareholders may participate in and hold a meeting by means of conference call or similar communication by which all persons participating can hear each other.
Participation in such a meeting shall
constitute presence in person at such meeting, except participation for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

3.03 PLACE OF MEETINGS
Shareholders' meetings shall be held at the business office of the Corporation, or at such other place within or without the State of Nevada as may be designated by the Board of Directors or the Shareholders.

3.04 NOTICE OF MEETINGS
The President, the Secretary, or the officer or persons calling a Shareholders' Meeting. shall give notice, or cause it to be given, in writing to each Director and to each Shareholder entitled to vote at the meeting at least ten (10) but not more than sixty (60) days before the date of the meeting. Such notice shall state the place, day, and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called. Such written notice may be given personally, by mail, or by other means. Such notice shall be addressed to each recipient at such address as appears on the Books of the Corporation or as the recipient has given to the Corporation for the purpose of notice.
Meetings provided for in these Bylaws shall not be invalid for lack of notice if all persons entitled to notice consent to the meeting in writing or are present at the meeting in person or by proxy and do not object to the notice given, Consent may be given either before or after the meeting. Notice of the reconvening of an adjourned meeting is not necessary unless the meeting is adjourned more than thirty days past the date stated in the notice, in which case notice of the adjourned meeting shall be given as in the case of any special meeting.
Notice may be waived by written waivers signed either before or after the meeting by all persons entitled to the notice.

3.05 VOTING LIST
At least ten (10), but not more than sixty
(60), days before each Shareholders' meeting, the officer or agent having charge of the Corporation's share transfer books shall make a complete list of the Shareholders entitled to vote at that meeting or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each. The list shall be kept on file at the Registered Office of the Corporation for at least ten (10) days prior to the meeting, and shall be subject to inspection by any Director, officer, or Shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject, during the whole time of the meeting, to the inspection of any Shareholder. The original share transfer books shall be prima facie evidence as to the Shareholders entitled to examine such list or transfer books or to vote at any meeting of Shareholders. However, failure to prepare and to make the list available in the manner provided above shall not affect the validity of any action taken at the meeting.

3.06 VOTES PER SHARE
Each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of Shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied pursuant to the Articles of Incorporation. A Shareholder may vote in person or by proxy executed in writing by the Shareholder, or by the Shareholder's duly authorized attorney-in-fact.

3.07 CUMULATIVE VOTING
Subject to any limitation stated in the
Articles of Incorporation, every Shareholder entitled to vote at any election of Directors may cumulate votes. For this purpose, each Shareholder shall have a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which the Shareholder's shares are entitled. The
Shareholder may cast all these votes for one candidate or may distribute the votes among any number of candidates. The candidates receiving the highest number of votes are elected, up to the number of vacancies to be filled. No
Shareholder may cumulate votes unless that Shareholder gives written notice of his or her intention to do so to the Secretary of the Corporation on or before the day preceding the election at which the votes will be cumulated.
If any Shareholder gives written notice as provided above, all Shareholders may cumulate their votes.

3.08 PROXIES
A Shareholder may vote either in person or by proxy executed in writing by the Shareholder or his or her duly authorized attorney in fact.
Unless otherwise provided in the proxy or by law, each proxy shall be revocable and shall not be valid after eleven (11) months from the date of its execution,

3.09 QUORUM
3.09(a)   QUORUM OF SHAREHOLDERS
As to each item of business to be voted on, the presence (in person or by proxy) of the persons who are entitled to vote a majority of the outstanding voting shares on that matter shall constitute the quorum necessary for the consideration of the matter at a Shareholders' meeting. The vote of the holders of a majority of the shares entitled to vote on the matter and represented at a meeting at which a quorum is present shall be the act of the Shareholders' meeting.

3.09(b)   ADJOURNMENT FOR LACK OR LOSS OF
QUORUM
No business may be transacted in the absence of a quorum, or upon the withdrawal of enough
Shareholders to leave less than a quorum; other than to adjourn the meeting from time to time by the vote of a majority of the shares represented at the meeting.

3.10 VOTING BY VOICE OR BALLOT
Elections for Directors need not be by ballot unless a Shareholder demands election by ballot before the voting begins.

3.11 CONDUCT OF MEETINGS
Meetings of the Shareholders shall be chaired by the President, or, in the President's absence, a Vice President designated by the President, or, in the absence of such designation, any other person chosen by a majority of the Shareholders of the Corporation present in person or by proxy and entitled to vote. The Secretary of the Corporation, or, in the Secretary's absence, an Assistant
Secretary, shall act as Secretary of all meetings of the Shareholders. In the absence of the Secretary or Assistant Secretary, the Chairman shall appoint another person to act as Secretary of the meeting.

3.12 ANNUAL MEETINGS
The time, place, and date of the annual meeting of the Shareholders of the Corporation, for the purpose of electing Directors and for the transaction of any other business as may come before the meeting, shall be set from time to time by a majority vote of the Board of Directors. If the day fixed for the annual meeting shall be on a legal holiday in the State of Nevada, such meeting shall be held on the next succeeding business day. If the election of Directors is not held on the day thus designated for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as possible.

3.13 FAILURE TO HOLD ANNUAL MEETING
If, within any 13-month period, an annual
Shareholders' Meeting is not held, any
Shareholder may apply to a court of competent jurisdiction in the county in which the principal office of the Corporation is located for a summary order that an annual meeting be held.

3.14 SPECIAL MEETINGS
A special Shareholders' meeting may be called at any time by. (a) the President; (b) the Board of Directors; or (c) one or more
Shareholders holding in the aggregate one-tenth or more of all the shares entitled to vote at the meeting. Such meeting may be called for any purpose. The party calling the meeting may do so only by written request sent by registered mail or delivered in person to the President or Secretary. The officer receiving the written request shall within ten (10) days from the date of its receipt cause notice of the meeting to be sent to all the Shareholders entitled to vote at such a meeting. If the officer does not give notice of the meeting within ten (10) days after the date of receipt of the written request, the person or persons calling the meeting may fix the time of the meeting and give the notice. The notice shall be sent pursuant to Section 3.04 of these Bylaws. The notice of a special Shareholders' meeting must state the purpose or purposes of the meeting and, absent consent of every Shareholder to the specific action taken, shall be limited to purposes plainly stated in the notice, notwithstanding other provisions herein.

ARTICLE FOUR - OFFICERS

4.01 TITLE AND APPOINTMENT
The officers of the Corporation shall be a President and a Secretary, as required by law.
The Corporation may also have, at the
discretion of the Board of Directors, a
Chairman of the Board, one or more Vice
Presidents, a Treasurer, one or more Assistant
Secretaries, and one or more Assistant
Treasurers. One person may hold any two or more offices, including President and
Secretary. All officers shall be elected by and hold office at the pleasure of the Board of Directors, which shall fix the compensation and tenure of all officers.

4.01(a)   CHAIRMAN OF THE BOARD
The Chairman, if there shall be such an
officer, shall, if present, preside at the meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to the Chairman by the Board of Directors or prescribed by these Bylaws.

4.01(b)   PRESIDENT
Subject to such supervisory powers, if any, as may be given to the Chairman, if there is one, by the Board of Directors, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and officers of the Corporation. The
President shall have the general powers and duties of management usually vested in the office of President of a corporation; shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws; and shall be ex officio a member of all standing committees, including the executive committee, if any. In addition, the President shall preside at all meetings of the Shareholders and in the absence of the Chairman, or if there is no Chairman, at all meetings of the Board of Directors.

4.01(c)   VICE PRESIDENT
Any Vice President shall have such powers and perform such duties as from time to time may be prescribed by these Bylaws, by the Board of Directors, or by the President. In the absence or disability of the President, the senior or duly appointed Vice President, if any, shall perform all the duties of the President, pending action by the Board of Directors when so acting, such Vice President shall have all the powers of, and be subject to all the restrictions on, the President.

4.01(d)   SECRETARY
The Secretary shall:
A.   See that all notices are duly given in
accordance with the provisions of these Bylaws and as required by law. In case of the absence or disability of the Secretary. or the Secretary's refusal or neglect to act, notice may be given and served by an Assistant
Secretary or by the Chairman, the President, any Vice President, or by the Board of Directors.
B.   Keep the minutes of corporate meetings,
and the Corporate Record Book, as set out in
Section 7.01 hereof.
C. Maintain, in the Corporate Record Book, a record of all share certificates issued or canceled and all shares of the Corporation canceled or transferred.
D. Be custodian of the Corporation's records and of any seal, which the Corporation may from time to time adopt. when the Corporation exercises its right to use a seal, the Secretary shall see that the seal is embossed on all share certificates prior to their issuance and on all documents authorized to be executed under seal in accordance with the provisions of these Bylaws.
E. In general, perform all duties incident to the office of Secretary, and such other duties as from time to time may be required by Sections 7.01, 7.02, and 7.03 of these Bylaws, by these Bylaws generally, by the Board of Directors, or by the President.

4.01(e)   TREASURER
The Treasurer shall:
F.   Have charge and custody of, and be
responsible for, all funds and securities of the Corporation, and deposit all funds in the name of the Corporation in those banks, trust companies, or other depositories that shall be selected by the Board of Directors.
G. Receive, and give receipt for, monies due and payable to the Corporation.
H.   Disburse or cause to be disbursed the
funds of the Corporation as may be directed by the Board of Directors, taking proper vouchers for those disbursements.
I. If required by the Board of Directors or the President, give to the Corporation a bond to assure the faithful performance of the duties of the Treasurer's office and the restoration to the Corporation of all corporate books, papers, vouchers, money, and other property of whatever kind in the Treasurer's possession or control, in case of the Treasurer's death, resignation, retirement, or removal from office. Any such bond shall be in a sum satisfactory to the Board of Directors, with one or more sureties or a surety company satisfactory to the Board of Directors.
J.   In general, perform all the duties
incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by Sections 7.O4 and
7.05 of these Bylaws, by these Bylaws
generally, by the Board of Directors, or by the President.

4.01(f)   ASSISTANT SECRETARY AND ASSISTANT
TREASURER
The Assistant Secretary or Assistant Treasurer shall have such powers and perform such duties as the Secretary or Treasurer, respectively, or as the Board of Directors or President may prescribe. In case of the absence of the Secretary or Treasurer, the senior Assistant
Secretary or Assistant Treasurer, respectively, may perform all of the functions of the Secretary or Treasurer.

4.02 REMOVAL AND RESIGNATION
Any officer may be removed, either with or without cause, by vote of a majority of the Directors at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by any committee or officer upon whom that power of removal may be conferred by the Board of Directors. Such removal shall be without prejudice to the contract rights, if any, of the person removed. Any officer may resign at any time by giving written notice to the Board of Directors, the President, or the Secretary of the Corporation. Any resignation shall take effect on the date of the receipt of that notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of that resignation shall not be necessary to make it effective.

4.03 VACANCIES
Upon the occasion of any vacancy occurring in any office of the Corporation, by reason of death, resignation, removal, or otherwise, the Board of Directors may elect an acting successor to hold office for the unexpired term or until a permanent successor is elected.

4.04 COMPENSATION
The compensation of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving a salary by reason of the fact that the officer is also a Shareholder or a Director of the Corporation, or both.

ARTICLE FIVEBAUTHORITY TO EXECUTE INSTRUMENTS

5.01 NO AUTHORITY ABSENT SPECIFIC AUTHORIZATION
These Bylaws provide certain authority for the execution of instruments. The Board of Directors, except as otherwise provided in these Bylaws, may additionally authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless expressly authorized by these Bylaws or the Board of Directors, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement nor to pledge its credit nor to render it peculiarly liable for any purpose or in any amount.

5.02 EXECUTION OF CERTAIN INSTRUMENTS
Formal contracts of the Corporation, promissory notes, deeds, deeds of trust, mortgages, pledges, and other evidences of indebtedness of the Corporation, other corporate documents, and certificates of ownership of liquid assets held by the Corporation shall be signed or endorsed by the President or any Vice President and by the Secretary or the Treasurer, unless otherwise specifically determined by the Board of Directors or otherwise required by law.

ARTICLE SIX-ISSUANCE AND TRANSFER OF SHARES

6.01 CLASSES AND SERIES OF SHARES
The Corporation may issue one or more classes or series of shares, or both. Any of these classes or series may have full, limited, or no voting rights, and may have such other preferences, rights, privileges, and restrictions as are stated or authorized in the Articles of Incorporation. All shares of any one class shall have the same voting, conversion, redemption, and other rights, preferences, privileges, and restrictions, unless the class is divided into series, If a class is divided into series, all the shares of any one series shall have the same voting, conversion, redemption, and other. rights, preferences, privileges, and restrictions.
There shall always be a class or series of shares outstanding that has complete voting rights except as limited or restricted by voting rights conferred on some other class or series of outstanding shares.

6.02 CERTIFICATES FOR FULLY PAID SHARES
Neither shares nor certificates representing shares may be issued by the Corporation until the full amount of the consideration has been received when the consideration has been paid to the Corporation, the shares shall be deemed to have been issued and the certificate representing the shares shall be issued to the shareholder.

6.03 CONSIDERATION FOR SHARES
Shares may be issued for such consideration as may be fixed from time to time by the Board of Directors, but not less than the par value stated in the Articles of Incorporation. The consideration paid for the issuance of shares shall consist of money paid, labor done, or property actually received, and neither promissory notes nor the promise of future services shall constitute payment nor partial payment for shares of the Corporation.

6.04 REPLACEMENT OF CERTIFICATES
No replacement share certificate shall be issued until the former certificate for the shares represented thereby shall have been surrendered and canceled, except that replacements for lost or destroyed certificates may be issued, upon such terms, conditions, and guarantees as the Board may see fit to impose, including the filing of sufficient indemnity.

6.05 SIGNING CERTIFICATES-FACSIMILE SIGNATURES
All share certificates shall be signed by the officer(s) designated by the Board of Directors. The signatures of the foregoing officers may be facsimiles. If the officer who has signed or whose facsimile signature has been placed on the certificate has ceased to be such officer before the certificate issued, the certificate may be issued by the Corporation with the same effect as if he or she were such officer on the date of its issuance.

6.06 TRANSFER AGENTS AND REGISTRARS
The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate. Each registrar appointed, if any, shall be an incorporated bank or trust company, either domestic or foreign.

6.07 CONDITIONS OF TRANSFER
The party in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation, provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, and prior written notice thereof shall be given to the Secretary of the Corporation, or to its transfer agent, if any, such fact shall be stated in the entry of the transfer.

6.08 REASONABLE DOUBTS AS TO RIGHT TO TRANSFER
When a transfer of shares is requested and there is reasonable doubt as to the right of the person seeking the transfer, the Corporation or its transfer agent, before recording the transfer of the shares on its books or issuing any certificate therefor, may require from the person seeking the transfer reasonable proof of that person's right to the transfer. If there remains a reasonable doubt of the right to the transfer, the Corporation may refuse a transfer unless the person gives adequate security or a bond of indemnity executed by a corporate surety or by two individual sureties satisfactory to the
Corporation as to form, amount, and
responsibility of sureties. The bond shall be conditioned to protect the Corporation, its officers, transfer agents, and registrars, or any of them, against any loss, damage, expense, or other liability for the transfer or the issuance of a new certificate for shares.

ARTICLE SEVENBCORPORATE RECORDS AND
ADMINISTRATION

7.01 MINUTES OF CORPORATE MEETINGS
The Corporation shall keep at the principal office, or such other place as the Board of Directors may order, a book recording the minutes of all meetings of its Shareholders and Directors, with the time and place of each meeting, whether such meeting was regular or special, a copy of the notice given of such meeting, or of the written waiver thereof, and, if it is a special meeting, how the meeting was authorized. The record book shall further show the number of shares present or represented at Shareholders' meetings, and the names of those present and the proceedings of all meetings.

7.02 SHARE REGISTER
The Corporation shall keep at the principal office, or at the office of the transfer agent, a share register showing the names of the Shareholders, their addresses, the number and class of shares issued to each, the number and date of issuance of each certificate issued for such shares, and the number and date of cancellation of every certificate surrendered for cancellation. The above information may be kept on an information storage device such as a computer, provided that the device is capable of reproducing the information in clearly legible form. If the Corporation is taxed under Internal Revenue Code Section 1244 or
Subchapter S, the Officer issuing shares shall maintain the appropriate requirements regarding issuance.

7.03 CORPORATE SEAL
The Board of Directors may at any time adopt, prescribe the use of, or discontinue the use of, such corporate seal as it deems desirable, and the appropriate officers shall cause such seal to be affixed to such certificates and documents as the Board of Directors may direct.


7.04 BOOKS OF ACCOUNT
The Corporation shall maintain correct and adequate accounts of its properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares. The corporate bookkeeping procedures shall conform to accepted accounting practices for the Corporation's business or businesses. subject to the foregoing, The chart of financial accounts shall be taken from, and designed to facilitate preparation of, current corporate tax returns. Any surplus, including earned surplus, paid-in surplus, and surplus arising from a reduction of stated capital, shall be classed by source and shown in a separate account. If the Corporation is taxed under Internal Revenue Code Section 1244 or
Subchapter S, the officers and agents
maintaining the books of account shall maintain the appropriate requirements.

7.05 INSPECTION OF CORPORATE RECORDS
A Director or Shareholder demanding to examine the Corporation's books or records may be required to first sign an affidavit that the demanding party will not directly or indirectly participate in reselling the information and will keep it confidential other than in use for proper purposes reasonably related to the Director's or Shareholder's role. A Director who insists on examining the records while refusing to sign this affidavit thereby resigns as a Director.

7.06 FISCAL YEAR
The fiscal year of the Corporation shall be as determined by the Board of Directors and approved by the Internal Revenue Service. The
Treasurer shall forthwith arrange a
consultation with the Corporation's tax
advisers to determine whether the Corporation is to have a fiscal year other than the calendar year. If so, the Treasurer shall file an election with the Internal Revenue Service as early as possible, and all correspondence with the IRS, including the application for the Corporation's Employer Identification Number, shall reflect such non-calendar year election.

7.07 WAIVER OF NOTICE
Any notice required by law or by these Bylaws may be waived by execution of a written waiver of notice executed by the person entitled to the notice. The waiver may be signed before or after the meeting.

ARTICLE EIGHT- ADOPTION OF INITIAL BYLAWS
The Board of Directors adopted the foregoing bylaws on October 6, 1999.

/S/ J.P. Beehner
Director

/S/ Dorothy A. Mortenson
Director
Attested to, and certified by:  /S/ Dorothy A.
Mortenson, Secretary









                  EXHIBIT 5.1








            OPINION AS TO LEGALITY



             ARTHUR J. FROST, LTD.
             Arthur J. Frost, Esq.
           7549 W. Heatherbrae Drive
            Phoenix, Arizona 85033
                (623) 849-2050
           (623) 873-1799 Facsimile
Paragon Polaris Stratagies.com Inc.
404 Scott Point Drive
Salt Spring Island, BC V8K 2R2
Canada

Attention:  Mr. Robert Foo, President

We have acted as counsel for Paragon Polaris
Stratagies.com Inc., a Nevada corporation (the
"Company"), in connection with the preparation of the registration statement on Form SB2 (the
"Registration Statement") filed with the
Securities and Exchange Commission(the
"Commission") pursuant to the Securities Act of 1933, as amended (the"Act"), relating to the public offering (the "Offering") of up to 2,500,000 shares (the "Shares") of the Company's common stock, $.001 par value (the
Common Stock"), to be sold by the selling stockholders. This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's
Articles of Incorporation; (c) the Company's
Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant.
In our examination, we have assumed the
genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption
"Interests of Named Experts and Counsel in the Registration Statement.




                                Very truly
                                yours,

                                /S/ Arthur J.
                                Frost

                 EXHIBIT 23.1









        CONSENT OF INDEPENDENT AUDITOR

           Janet Loss, C.P.A., P.C.
          Certified Public Accountant
            1777 S. Harrison Street
                  Suite 2100
               Denver, CO 80210


The Board of Directors
PARAGON POLARIS STRATAGIES.COM INC.
404 Scott Point Drive
Salt Spring Island, BC V8K 2R2
Canada

Dear Sirs:

 This letter will authorize you to include the Audit of your company dated December 31, 1999 and the Audit Report dated March 9, 2000 in the Registration Statement currently under review with the Securities and Exchange Commission.


Yours Truly,

/S/   Janet Loss, C.P.A., P.C.
Janet Loss, C.P.A., P.C.

March 9, 2000